Exhibit 10.1

CREDIT AGREEMENT
among
CONSOLIDATED GRAPHICS, INC.
as Borrower,
THE GUARANTORS PARTIES HERETO,
THE LENDERS PARTIES HERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
J.P. Morgan Securities, Inc.,
as Lead Arranger and Sole Book Runner
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

Dated as of October 6, 2006

i

Schedules

Schedule 1.1(a)	Account Designation Letter
Schedule 1.1(b)	Liens
Schedule 1.1 (c)	Existing Letters of Credit
Schedule 2.1(a)	Schedule of Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Swingline Note
Schedule 2.9	Form of Notice of Conversion/Extension
Schedule 2.17	Section 2.17 Certificate
Schedule 3.3	Corporate Existence
Schedule 3.6	Litigation
Schedule 3.9	ERISA
Schedule 3.12	Subsidiaries
Schedule 3.16	Intellectual Property
Schedule 3.19(a)	Location of Real Property
Schedule 3.19(b)	Location of Collateral
Schedule 3.19(c)	Chief Executive Offices
Schedule 3.22	Labor Matters
Schedule 3.24	Material Contracts
Schedule 4.1(c)	Form of Legal Opinion
Schedule 4.1(h)	Form of Solvency Certificate
Schedule 4.1(t)	Form of Covenant Compliance Certificate
Schedule 5.5(b)	Insurance
Schedule 5.10	Form of Joinder Agreement
Schedule 6.1(b)	Indebtedness
Schedule 10.3	Form of Assignment and Assumption Agreement
Schedule 11.2	Schedule of Lenders’ Lending Offices

v

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of October 6, 2006, among CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower listed on the signature pages hereto and as may from time to time become a party hereto, (collectively the “Guarantors” and individually, a “Guarantor”), the several banks and other financial institutions as may from time to time become parties to this Agreement (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., a national banking association with its main office in Chicago, Illinois, as Administrative Agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $155,000,000, as more particularly described herein;
WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Defined Terms.
As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:
“Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1(a).
“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.
“Affiliate” shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agreement” shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.
“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.
“Applicable Percentage” shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Revolving Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Revolving Loans”, (ii) Revolving Loans which are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee”, (iii) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee” and (iv) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee”:

			LIBOR Rate Margin
		Alternate Base Rate	for Revolving Loans
	Leverage	Margin for	and Letter of Credit	Commitment
Level	Ratio	Revolving Loans	Fee	Fee
I	< 1.00 to 1.0	0%	0.625%	0.15%
II	< 1.50 to 1.0 but > 1.00 to 1.0	0%	0.75%	0.175%
III	< 2.00 to 1.0 but > 1.50 to 1.0	0%	1.00%	0.20%
IV	> 2.00 to 1.0	0%	1.25%	0.25%
The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Percentages on the Closing Date shall be based on Level I until the first Interest Determination Date occurring after September 30, 2006. After the Closing Date, if the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.
“Approved Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” shall mean J.P. Morgan Securities, Inc.
“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise. The term “Asset Disposition” shall not include (i) Specified Sales, (ii) the sale, lease or transfer of assets permitted by Section 6.6(a)(iii), (iv), (v) or (vi) hereof, or (iii) any Equity Issuance.
“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.
“Business” shall have the meaning set forth in Section 3.10.
“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.
“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.
“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s, and (vii) investments in mutual funds whose investment criteria substantially complies with the provisions hereof.
“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) becomes after the date hereof the “beneficial owner” (defined as aforesaid), directly or indirectly, of more than 35% of the Voting Stock of the Borrower, or (b) Continuing Directors, shall cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.
“Closing Date” shall mean the date of this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.
“Commitment” shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment, individually or collectively, as appropriate.
“Commitment Fee” shall have the meaning set forth in Section 2.4(a).

“Commitment Percentage” shall mean the Revolving Commitment Percentage and/or the LOC Commitment Percentage, as appropriate.
“Commitment Period” shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.
“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.
“Consolidated Capital Expenditures” shall mean, for any period, all capital expenditures of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP. The term “Consolidated Capital Expenditures” shall not include (i) capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents or (ii) acquisitions of all or substantially all of the assets or stock of businesses and/or mergers with other businesses. Furthermore, for purposes of calculating the Interest Coverage Ratio only, “Consolidated Capital Expenditures” shall not include capital expenditures that are financed by the Borrower or its Subsidiaries under equipment financings permitted under Sections 6.1(c) or (i).
“Consolidated Cash Taxes” means, for any period, the aggregate of all taxes on income of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income taxes and other similar taxes, (C) losses (or minus gains) on the sale or disposition of assets outside the ordinary course of business and (D) depreciation, amortization expense and other non-cash charges, all as determined in accordance with GAAP.
“Consolidated Interest Expense” shall mean, for any period, all interest expense of the Borrower and its Subsidiaries (including, without limitation. the interest component under Capital Leases), as determined in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, net income (excluding extraordinary items) after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.
“Continuing Directors” shall mean during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors or whose nomination for election by the Borrower’s shareholders was approved by a vote of at least (60%) sixty percent of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
“Credit Documents” shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents.
“Credit Party” shall mean any of the Borrower or the Guarantors.
“Credit Party Obligations” shall mean, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower or any of its Subsidiaries to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans.
“Debt Issuance” shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).
“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.
“Default Rate” shall have the meaning set forth in Section 2.8.
“Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on Schedule 11.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“Environmental Laws” shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time be in effect during the term of this Agreement.
“Equity Issuance” shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term “Equity Issuance” shall not include any Asset Disposition or any Debt Issuance.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.
“Existing Letters of Credit” means the letters of credit listed on Schedule 1.1(c) attached hereto.
“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Houston, Texas time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” shall mean, with respect to any Person, without duplication (for example, a Guaranty Obligation will not duplicate any Indebtedness already included in the calculation of any financial covenant in this Agreement), (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i) and (l) of the definition of “Indebtedness” set forth in this Section 1.1 (provided, however, that letters of credit issued in support of industrial revenue bond financings shall be excluded from the calculation of Funded Debt hereunder), (b) all Funded Debt of others of the type referred to in clause (a) above secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Funded Debt of the type referred to in clause (a) above of another Person and (d) Funded Debt of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.
“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.
“Government Acts” shall have the meaning set forth in Section 2.18.
“Government Obligations” shall have the meaning set forth in the definition of “Cash Equivalents.”
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantor” shall have the meaning set forth in the first paragraph of this Agreement.
“Guaranty” shall mean the guaranty of the Guarantors set forth in Article IX.
“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.
“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.
“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt and expenses incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.
“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.
“Insolvent” shall mean being in a condition of Insolvency.
“Intellectual Property” shall have the meaning set forth in the Security Agreement.
“Interest Coverage Ratio” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the

Borrower, the ratio of (a) Pro Forma Consolidated EBITDA minus Consolidated Capital Expenditures minus Consolidated Cash Taxes minus dividends for such period to (b) Consolidated Interest Expense.
“Interest Determination Date” shall have the meaning assigned thereto in the definition of “Applicable Percentage”.
“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the third Business Day of each April, July, October and January and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.
“Interest Period” shall mean, with respect to any LIBOR Rate Loan,
(i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and
(ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;
provided that the foregoing provisions are subject to the following:
(A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;
(C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a one (1) month LIBOR Rate Loan to replace the affected LIBOR Rate Loan;
(D) any Interest Period in respect of any Loan that would otherwise extend beyond the applicable Maturity Date shall end on the Maturity Date; and

(E) no more than twelve (12) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.
“Issuing Lender” shall mean JPM Chase.
“Issuing Lender Fees” shall have the meaning set forth in Section 2.4(c).
“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.
“JPM Chase” shall mean JPMorgan Chase Bank, N.A., a national banking association.
“Lender” shall have the meaning set forth in the first paragraph of this Agreement.
“Letters of Credit” shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.
“Letter of Credit Fee” shall have the meaning set forth in Section 2.4(b).
“Leverage Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis on the last day of such period to (b) Pro Forma Consolidated EBITDA for such twelve month period.
“LIBOR” means, with respect to a LIBOR Rate Loan for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPM Chase or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPM Chase’s relevant LIBOR Rate Loan and having a maturity equal to such Interest Period.
“LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on Schedule 11.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” means, with respect to a LIBOR Rate Loan for the relevant Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the quotient of (a) the LIBOR applicable to such Interest Period, divided by (b) one minus the Eurodollar Reserve Requirement (expressed as a decimal) applicable to such Interest Period.
“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).
“Loan” shall mean a Revolving Loan and/or a Swingline Loan, as appropriate.
“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender’s LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.
“LOC Commitment Percentage” shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Article X.
“LOC Committed Amount” shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.3 and, individually, the amount of each Lender’s LOC Commitment as specified in Schedule 2.1(a).
“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.
“LOC Obligations” shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Mandatory Borrowing” shall have the meaning set forth in Section 2.2(b)(ii) or Section 2.3(e), as the context may require.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, properties, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries taken as a whole, (b) the ability of the Borrower and the Guarantors taken as a whole to perform their obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Material Contract” shall mean any contract or other arrangement, whether written or oral, to which the Borrower or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
“Maturity Date” shall mean the Revolving Commitment Termination Date.
“Maximum Rate” means, with respect to the Lenders, the maximum nonusurious interest rate, if any, that at any time or from time to time, may be contracted for, taken, reserved, charged, or received on the Notes or on other Indebtedness, as the case may be, under the laws which are presently in effect in the United States of America and the State of Texas applicable to the Lenders and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code (the “Code”), is relevant to the Lenders for the purposes of determining the Maximum Rate, the Lenders elect to determine such applicable legal rate under the Code pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in Chapter 303 of the Code, and further subject to any right the Lenders may have subsequently, under applicable law, to change the method of determining the Maximum Rate. If no Maximum Rate is established by applicable law, then the Maximum Rate shall be equal to eighteen percent (18%).
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successors thereto.
“Multiemployer Plan” shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Recovery Event or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) in the case of an Asset Disposition or Recovery Event, the amount of all payments required to be made by the Borrower or any Subsidiary to repay Indebtedness (other than the Loans) as a result of such Asset Disposition or Recovery Event, and (d) in the case of an Asset Disposition or Recovery Event, the amount of any reserves established to fund contingent liabilities that are reasonably estimated to be payable during the two years following such Asset Disposition or Recovery Event and that are directly attributable to such Asset Disposition or Recovery Event; it being understood that “Net Cash Proceeds” shall include, without limitation, (i) any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Recovery Event or Debt Issuance and (ii) an amount equal to any reserves previously taken against contingent liabilities in connection with an Asset Disposition or Recovery Event immediately upon those reserves being determined by the Borrower to be in excess of such contingent liabilities.
“Note” or “Notes” shall mean the Revolving Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.
“Notice of Borrowing” shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i).
“Notice of Conversion” shall mean the written notice of extension or conversion as referenced in Section 2.9.
“Obligations” shall mean, collectively, Loans and LOC Obligations.
“Participant” shall have the meaning set forth in Section 10.2.
“Participation Interest” shall mean the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.2(b)(ii) or in Letters of Credit as provided in Section 2.3.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Permitted Acquisition” shall mean an acquisition permitted under Section 6.6(c) hereof.
“Permitted Investments” shall mean:
(i) cash and Cash Equivalents;
(ii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iii) investments in and loans to any Credit Parties;

(iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $500,000 at any time outstanding;
(v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(vi) investments, acquisitions or transactions permitted under Section 6.6(b) and (c);
(vii) investments in Foreign Subsidiaries which do not exceed, as of any date, in the aggregate from and after the date hereof, the greater of (x) $50,000,000 or (y) fifty percent (50%) of Pro Forma Consolidated EBITDA for the twelve month period ending on the last day of the most recently ended fiscal quarter; and
(viii) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (viii) shall not exceed an aggregate amount of $10,000,000 at any time.
As used herein, “investment” shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.
“Permitted Liens” shall mean:
(i) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders;
(ii) Liens in favor of a Lender hereunder in connection with Hedging Agreements, but only (A) to the extent such Liens secure obligations under Hedging Agreements with any Lender, or any Affiliate of a Lender, (B) to the extent such Liens are on the same collateral as to which the Administrative Agent on behalf of the Lenders also has a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;
(iii) purchase money Liens securing purchase money Indebtedness to the extent permitted under Sections 6.1(c) (to the extent that the applicable purchase money Indebtedness is funded after the date of acquisition of the applicable asset or the date of completion of construction, as the case may be, Agent shall, upon request by Borrower, execute lien subordination agreements whereby the Liens under the Credit Documents are subordinated to the Liens securing the applicable purchase money Indebtedness and otherwise in form and substance reasonably satisfactory to the Administrative Agent);

(iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);
(v) statutory landlord Liens and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;
(vi) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(viii) Liens existing on the Closing Date and set forth on Schedule 1.1(b);
(ix) Liens arising in connection with Capital Leases permitted under Section 6.1(c) incurred to provide all or a portion of the purchase price (or finance such purchase price within ninety (90) days of acquisition) or cost of improvement or construction of an asset so long as the Indebtedness under such Capital Lease when incurred shall not exceed the purchase price or cost of construction of the applicable asset; and
(x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property). In the case of purchase money indebtedness or Capital Leases, financing shall be deemed to be given in renewal or replacement of the applicable purchase money indebtedness or Capital Leases if it is funded within 180 days after the payment of such purchase money indebtedness or Capital Leases and is designated by the Borrower as having been given in renewal or replacement of the applicable purchase money indebtedness or Capital Leases (and in such event, Agent shall, upon request by Borrower, execute lien subordination agreements whereby the Liens under the Credit Documents are subordinated to the Liens securing the applicable purchase money indebtedness or Capital Leases, as the case may, and otherwise in form and substance reasonably satisfactory to the Administrative Agent).

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledge Agreement” shall mean the Pledge Agreement dated December 11, 2000 given by the Credit Parties to the Administrative Agent (or its predecessor as administrative agent), as the same may have been or may hereafter from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPM Chase or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Pro Forma Basis” shall mean, with respect to any Permitted Acquisition or other transaction permitted hereunder, that such Permitted Acquisition or other transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end for which financial statements have been delivered pursuant to Sections 5.1(a) or 5.1(b), as applicable.
“Pro Forma Compliance Certificate” shall mean a certificate of a Responsible Officer delivered to the Administrative Agent in connection with a Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the financial covenants set forth in Section 5.9 as of the closing date for such Permitted Acquisition utilizing the financial statements most recently delivered pursuant to Sections 5.1(a) or 5.1(b), as applicable.
“Pro Forma Consolidated EBITDA” shall mean, for any period, as to the Borrower and its consolidated Subsidiaries, Consolidated EBITDA of the Borrower and its consolidated Subsidiaries plus (or minus), without duplication, the allocable share of Consolidated EBITDA, for such period of any Person acquired or divested during such period on a Pro Forma Basis (calculated as if such Person had been a Subsidiary for all of such period).
“Properties” shall have the meaning set forth in Section 3.10(a).
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Register” shall have the meaning set forth in Section 10.3.
“Remote Sales Office” shall mean any office or other location of the Borrower or any of its Subsidiaries (i) that is not owned by the Borrower or any of its Subsidiaries, (ii) at which no manufacturing assets are maintained, (iii) that has square footage of less than 800 square feet and (iv) at which assets with a book value or fair market value of less than $50,000 in the aggregate for all such assets at such location are maintained.
“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.
“Required Lenders” shall mean Lenders holding in the aggregate more than 50% of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.
“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, as to (a) the Borrower, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or Assistant Treasurer or (b) any other Credit Party, any duly authorized officer thereof.
“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender’s Revolving Committed Amount.
“Revolving Commitment Percentage” shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Article X.
“Revolving Committed Amount” shall mean, collectively, the aggregate amount of all Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced or increased from time to time in accordance with the provisions hereof.
“Revolving Commitment Termination Date” shall mean October 6, 2011.
“Revolving Loans” shall have the meaning set forth in Section 2.1.
“Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and any successors thereto.
“Security Agreement” shall mean the Security Agreement dated December 11, 2000 given by the Borrower and the other Credit Parties to the Administrative Agent (or its predecessor as administrative agent), as the same may have been or may hereafter amended, modified or supplemented from time to time in accordance with its terms.
“Security Documents” shall mean the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.
“Single Employer Plan” shall mean any Plan which is not a Multiemployer Plan.
“Specified Sales” shall mean (a) the sale, transfer, lease or other disposition of inventory, and materials in the ordinary course of business and (b) the sale, transfer or other disposition of Permitted Investments described in clauses (i) or (v) of the definition thereof.
“Stock Repurchases” shall mean the purchase by the Borrower of its Capital Stock as permitted pursuant to Section 6.12 hereof.

“Subordinated Indebtedness” shall mean any and all Indebtedness of the Borrower or any of its Subsidiaries which is subordinated in right of payment to the prior payment in full of the Credit Party Obligations.
“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.
“Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.2(a).
“Swingline Lender” shall mean JPM Chase, in its capacity as such.
“Swingline Loan” or “Swingline Loans” shall have the meaning set forth in Section 2.2(a).
“Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.2(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.
“Taxes” shall have the meaning set forth in Section 2.17.
“Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a “LIBOR Tranche”.
“Transfer Effective Date” shall have the meaning set forth in each Commitment Transfer Supplement.
“2.17 Certificate” shall have the meaning set forth in Section 2.17.
“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
Section 1.2 Other Definitional Provisions.
(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.
(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
Section 1.3 Accounting Terms.
Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP applied on a basis consistent with the most recent audited consolidated statements of the Borrower delivered to the Lenders in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.
Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of calculations that are designated herein to be made on a “Pro Forma Basis”, (i) any Indebtedness of such Person that is acquired during such period which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) income statement items and other balance sheet items (whether positive or negative) attributable to the such Person acquired in such transaction shall be included in such calculations to the extent relating to the period for which the Pro Forma Basis calculations are being made, subject to adjustments mutually acceptable to the Administrative Agent and the Borrower.
ARTICLE II
THE LOANS; AMOUNT AND TERMS
Section 2.1 Revolving Loans.
(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s share of outstanding Revolving Loans plus such Lender’s Revolving Commitment Percentage of Swingline Loans plus such Lender’s LOC Commitment Percentage of LOC Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the aggregate Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the aggregate Revolving Committed Amount. For purposes hereof, the aggregate amount available hereunder shall be ONE HUNDRED FIFTY-FIVE MILLION DOLLARS ($155,000,000) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Section 2.5, the “Revolving Committed Amount”). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.
(b) Revolving Loan Borrowings.
(i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 1:00 p.m. (Houston, Texas time) on the Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a “Notice of Borrowing”) is attached as Schedule 2.1(b)(i). If the

Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a one (1) month LIBOR Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender’s share thereof.
(ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of (A) for Revolving Loans made as LIBOR Rate Loans, $1,000,000 and integral multiples of $100,000 in excess thereof or (B) for Revolving Loans made as Alternate Base Rate Loans, $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).
(iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 11.2, or at such other office as the Administrative Agent may designate in writing, by 2:00 p.m. (Houston, Texas time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
(c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.
(d) Interest. Subject to the provisions of Section 2.8, Revolving Loans shall bear interest as follows:
(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and
(ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.
Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. Each Lender’s Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e).
Section 2.2 Swingline Loan Subfacility.
(a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the aggregate Revolving Committed Amount; provided further, however, that the Swingline Lender shall not make any Swingline Loan during the existence of an Event of Default of which the Swingline Lender has received written notice from any Lender (which notice shall include a request that Swingline Lender refrain from making further Swingline Loans) prior to the funding of such Swingline Loan. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.
(b) Swingline Loan Borrowings.
(i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 1:00 p.m. (Houston, Texas time) on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $50,000 in excess thereof.
(ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Maturity Date, (B) the occurrence of any Event of Default described in Section 7.1(e), (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Mandatory Borrowing”). Each Lender hereby irrevocably agrees to make such

Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.
(c) Interest on Swingline Loans. Subject to the provisions of Section 2.8, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.
(d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.2(d).
Section 2.3 Letter of Credit Subfacility.
(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require consistent with customary practice at such time, during the

Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the aggregate Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for the purpose of supporting tax-advantaged variable rate demand note financing and for other lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $10,000 or such other amount as agreed by the Administrative Agent and the Borrower. JPM Chase shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.
(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.
(c) Participations. Each Lender upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing

Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.
(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a Swingline Loan or a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a rate equal to the Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. Absent the gross negligence or willful misconduct of any such Person (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH REIMBURSEMENT OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING REIMBURSED), the Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender’s LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 3:00 p.m. (Houston, Texas time), otherwise such payment shall be made at or before 1:00 p.m. (Houston, Texas time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.
(e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.
(f) Modification, Extension. The issuance of any renewal or extension to any Letter of Credit or any supplement, modification or amendment in the nature of a renewal or extension thereof, shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.
(g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

Section 2.4 Fees.
(a) Commitment Fee. In consideration of the Revolving Commitment, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders (other than any Defaulting Lender) a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the aggregate Revolving Commitments of such Lenders. For purposes of computing the Commitment Fee hereunder, LOC Obligations shall be considered usage of the Revolving Commitments, but Swingline Loans shall not be considered usage of the Revolving Commitments. The Commitment Fee shall be due and payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.
(b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender, but excluding any Defaulting Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be due and payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and on the Revolving Commitment Termination Date.
(c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).
Section 2.5 Commitment Reductions and Increases.
(a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days’ prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount.
(b) Revolving Commitment Termination Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.
(c) Increase of Revolving Committed Amount. At any time prior to the expiration of the Revolving Commitment Termination Date, and so long as no Default or Event of Default shall have occurred which is continuing, Borrower may elect to increase the Revolving Committed Amount to an amount not exceeding $240,000,000 minus any reductions in the Revolving Commitments pursuant to Section 2.5(a), provided that (i) Borrower shall give at least fifteen (15) Business Days’ prior written notice of such increase to the Administrative Agent and each existing Lender, (ii) each existing Lender shall have the right (but not the obligation) to subscribe to its pro rata share of the proposed increase in the Revolving Committed Amount by giving written notice of such election to Borrower and the Administrative Agent within ten (10) Business Days after receipt of a notice from the Borrower as above described and only if an existing Lender does not exercise such election may the Borrower elect to add a new Lender, (iii) no Lender shall be required to increase its Revolving Commitment unless it shall have expressly agreed to such increase in writing (but otherwise, no notice to or consent by any Lender shall be required, notwithstanding anything to the contrary set forth in Article X hereof), (iv) the addition of new Lenders shall be subject to the terms and provisions of Article X hereof as if such new Lenders were acquiring an interest in the Loans by assignment from an existing Lenders (to the extent applicable, i.e. required approvals, minimum amounts and the like), (v) Borrower shall execute and deliver such additional or replacement Notes and such other documentation (including evidence of proper authorization) as may be reasonably requested by the Administrative Agent, any new Lender or any Lender which is increasing its Revolving Commitment, (vi) no Lender shall have any right to decrease its Revolving Commitment as a result of such increase of the Revolving Committed Amount, (vii) the Administrative Agent shall have no obligation to arrange, find or locate any Lender or new bank or financial institution to participate in any unsubscribed portion of such increase in the Revolving Committed Amount, and (viii) each such increase shall be in an aggregate amount of at least $10,000,000. Borrower shall be required to pay (or to reimburse each applicable Lender for) any breakage costs incurred by any Lender in connection with the need to reallocate existing Loans among the Lenders following any increase in the Revolving Committed Amount pursuant to this provision.
Section 2.6 Prepayments.
(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining unpaid amount) and (ii) each partial prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $50,000 in excess thereof (or the remaining unpaid amount). The Borrower shall give three Business Days’ irrevocable notice in the case of LIBOR Rate Loans and irrevocable notice not later than 1:00 p.m. (Houston, Texas time) on the same Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Subject to the foregoing terms, amounts prepaid under this Section 2.6(a) shall be applied as the Borrower elects; provided that if the Borrower fails to specify the application of an optional prepayment then such prepayment shall be applied to Revolving Loans, first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.6(a) shall be subject to Section 2.16, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof.
(b) Mandatory Prepayments.
(i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the aggregate Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans including any Swingline Loans) in the amount of such excess and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.
(ii) Asset Dispositions. Promptly following any Asset Disposition in excess of $5,000,000 for all such Asset Dispositions occurring during the term of this Agreement which are not applied to purchase or otherwise acquire replacement assets or property within 180 days following the receipt by a Credit Party of such cash proceeds, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Asset Disposition that were not reinvested within such 180 days (such prepayment to be applied as set forth in clause (v) below).
(iii) Debt Issuances. Promptly, but in any event within three (3) Business Days, upon receipt by any Credit Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below).
(iv) Recovery Event. To the extent of cash proceeds received in connection with a Recovery Event which are in excess of $5,000,000 in the aggregate and which are not applied to repair or replacement costs in accordance with Section 6.6(a)(ii), immediately following the 180th day occurring after the receipt by a Credit Party of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (v) below).
(v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.6(b) shall be applied to Revolving Loans (including Swingline Loans) and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.6(b) shall be subject to Section 2.16 but otherwise without premium or penalty, and be accompanied by interest on the principal amount prepaid through the date of prepayment.
Section 2.7 Minimum Principal Amount of Tranches.
All borrowings, payments and prepayments in respect of Revolving Loans (other than mandatory prepayments) shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount thereof comprising any Tranche shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof.
Section 2.8 Default Rate and Payment Dates.
Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the Applicable Percentage plus 2%) (the “Default Rate”).
Section 2.9 Conversion Options.
(a) The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days’ prior irrevocable written notice of such election. A form of Notice of Conversion/ Extension is attached as Schedule 2.9. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, and the continuation of such LIBOR Rate Loans is permitted hereunder, such LIBOR Rate Loans shall be automatically continue as a one (1) month LIBOR Rate Loan at the end of the applicable Interest Period with respect thereto.
Section 2.10 Computation of Interest and Fees.
(a) Interest payable hereunder with respect to Alternate Base Rate Loans and Commitment Fees shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.
(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.
Section 2.11 Pro Rata Treatment and Payments.
(a) Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.4, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.4 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 2.6 hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.6(a). Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.6(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.17(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Schedule 11.2 in Dollars and in immediately available funds not later than 2:00 p.m. (Houston, Texas time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
(b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;
SECOND, to payment of any fees owed to the Administrative Agent;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;
FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;
FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);
SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to the Borrower or whoever else may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 2.11(b).
Section 2.12 Non-Receipt of Funds by the Administrative Agent.
(a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.
(b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.
(c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.12 shall be conclusive in the absence of manifest error.
Section 2.13 Inability to Determine Interest Rate.
Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.
Section 2.14 Illegality.
Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement, or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly (and in any event within ninety (90) days from the date the Lender knew or should have known of the facts pertaining thereto) notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such

Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits or losses sustained by virtue of the Lender’s failure to give the Borrower the aforesaid notice within the prescribed time period) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall constitute prima facie evidence as to the accuracy of the facts contained therein. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.
Section 2.15 Requirements of Law.
(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);
(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or
(iii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit; provided, however, such Lender shall promptly (and in any event with ninety (90) days from the date the Lender knew or should have known of the facts pertaining thereto) notify the Borrower of the aforesaid facts and the Borrower shall not be responsible costs or losses sustained by virtue of the Lender’s failure to give the Borrower the aforesaid notice. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall constitute prima facie evidence as to the accuracy of the facts contained therein. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.
(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction; provided, however, such Lender shall promptly (and in any event with ninety (90) days from the date the Lender knew or should have known of the facts pertaining thereto) notify the Borrower of the aforesaid facts and the Borrower shall not be responsible for costs or losses sustained by virtue of the Lender’s failure to give the Borrower the aforesaid notice within the prescribed time period. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall constitute prima facie evidence as to the accuracy of the facts contained therein.
(c) The agreements in this Section 2.15 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.
Section 2.16 Indemnity.
The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing of Loans after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of Loans after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall constitute prima facie evidence as to the accuracy of the facts contained therein. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.
Section 2.17 Taxes.
(a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.17(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.
(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Article X (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8ECI or W-8BEN as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.17 (any such certificate, a “2.17 Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-

8BEN (or successor form) certifying such Lender’s entitlement to an exemption from United States withholding tax and backup withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.17(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.17(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.17(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.17, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.17(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.
(c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.
(d) If the Borrower pays any additional amount pursuant to this Section 2.17 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this Section 2.17, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.17 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.17 to the Borrower or any other party.
(e) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
Section 2.18 Indemnification; Nature of Issuing Lender’s Duties.
(a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”).
(b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.
(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the

Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.
(d) Nothing in this Section 2.18 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.18 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.
(e) Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:
Section 3.1 Financial Condition.
The balance sheets and the related statements of income and of cash flows of the Borrower for fiscal year ending March 31, 2006 audited by KPMG, L.L.P. are complete and correct and present fairly the financial condition of the Borrower and its Subsidiaries as of such dates. Additionally, the most recently provided company-prepared projections of income and cash flow for the fiscal years ending March 31, 2007 and March 31, 2008 have been prepared in good faith based upon reasonable assumptions. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for projections, pro forma statements, and/or as disclosed therein).

Section 3.2 No Change.
Since March 31, 2006 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.
Section 3.3 Corporate Existence; Compliance with Law.
Except as set forth on Schedule 3.3, each of the Borrower and the other Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite corporate power and authority to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.4 Corporate Power; Authorization; Enforceable Obligations.
Each of the Borrower and the other Credit Parties has full corporate power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the other Credit Parties, as the case may be, enforceable against the Borrower or such other Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 3.5 No Legal Bar; No Default.
The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any material Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any other Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
Section 3.6 No Material Litigation.
Except as set forth in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could reasonably be expected to be adversely determined, and if adversely determined, could reasonably be expected to have a Material Adverse Effect.
Section 3.7 Investment Company Act.
Neither the Borrower nor any Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 3.8 Margin Regulations.
No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all “margin stock” owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.
Section 3.9 ERISA.
Except as set forth in Schedule 3.9, neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.
Section 3.10 Environmental Matters.
Except as could not reasonably be expected to have a Material Adverse Effect:
(a) To the knowledge of the Borrower and the other Credit Parties, the facilities and properties comprising real estate owned, leased or operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.
(b) To the knowledge of the Borrower and the other Credit Parties, the Properties and all operations of the Borrower and the other Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the “Business”).
(c) Neither the Borrower nor any of the other Credit Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of the other Credit Parties nor any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.
(d) To the knowledge of the Borrower and the other Credit Parties, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.
(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Borrower or any other Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.
(f) To the knowledge of the Borrower and the other Credit Parties, there has been no release or threat of release of Materials of Environmental Concern at or from the

Properties, or arising from or related to the operations of the Borrower or any other Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
Section 3.11 Purpose of Loans.
The proceeds of the Loans have been or will be used (i) to repay certain existing Indebtedness of the Borrower, (ii) to finance Permitted Acquisitions, (iii) to finance the repurchase of Capital Stock of the Borrower as permitted under Section 6.12 and (iv) to provide for working capital and other general corporate purposes.
Section 3.12 Subsidiaries.
Set forth on Schedule 3.12 is a complete and accurate list of all direct and indirect Subsidiaries of the Credit Parties as of the Closing Date. Information on the attached Schedule includes state of incorporation; the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).
Section 3.13 Ownership.
Each of the Credit Parties and its Subsidiaries is the owner of, and has transferable title to, or a valid leasehold interest in, all of its respective assets except as may be permitted pursuant to Section 6.14 hereof and none of such assets is subject to any Lien other than Permitted Liens.
Section 3.14 Indebtedness.
Except as otherwise permitted under Section 6.1, the Borrower and its Subsidiaries have no Indebtedness.
Section 3.15 Taxes.
Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 3.16 Intellectual Property.
Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.16 is a list of all material Intellectual Property owned by each of the Borrower and its Subsidiaries as of the Closing Date (or as of such later date on which the Borrower may update such schedule) or that the Borrower or any of its Subsidiaries has the right to use other than corporate names and assumed names. Except as provided on Schedule 3.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such material Intellectual Property or the validity or effectiveness of any such material Intellectual Property, nor does the Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of the Borrower or any of its Subsidiaries, the use of such material Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.16 may be updated from time to time by the Borrower to include new material Intellectual Property by giving written notice thereof to the Administrative Agent.
Section 3.17 Solvency.
The fair saleable value of the assets of the Borrower individually, and of the Credit Parties taken as a whole, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. Neither the Borrower individually, nor the Credit Parties taken as a whole (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.
Section 3.18 Investments.
All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.
Section 3.19 Location of Collateral.
Set forth on Schedule 3.19(a) is a list of the real estate of the Borrower and its Subsidiaries with street address, county and state where located as of the Closing Date (or such later date on which the Borrower may update such schedule). Set forth on Schedule 3.19(b) is a list of all locations (other than Remote Sales Offices) where any tangible personal property of the Borrower and its Subsidiaries is located as of the Closing Date (or such later date on which the Borrower may update such schedule), including county and state where located. Set forth on Schedule 3.19(c) is the chief executive office and principal place of business of each of the Borrower and its Subsidiaries as of the Closing Date (or such later date on which the Borrower may update such schedule). Schedule 3.19(a), 3.19(b) and 3.19(c) may be updated from time to time by the Borrower to include new properties or locations by giving written notice thereof to the Administrative Agent (in which event the Borrower shall use its commercially reasonable efforts to deliver to the Administrative Agent, promptly after giving such written notice, a landlord lien waiver letter in form and substance reasonably acceptable to the Administrative Agent and the Borrower from each of the landlords of those new locations).

Section 3.20 No Burdensome Restrictions.
None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 3.21 Brokers’ Fees.
None of the Borrower or any of its Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement.
Section 3.22 Labor Matters.
There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Borrower or any of its Subsidiaries as of the Closing Date (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last three years or since the date of acquisition of such Subsidiary, whichever is later, other than as set forth in Schedule 3.22 hereto or (ii) has knowledge of any potential or pending strike, walkout or work stoppage, which could reasonably be expected to have a Material Adverse Effect.
Section 3.23 Accuracy and Completeness of Information.
All factual information heretofore or contemporaneously furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading when taken together with all other information provided to Lender. There is no fact now known to the Borrower, any other Credit Party or any of their Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by any Credit Party to the Administrative Agent and/or the Lenders.
Section 3.24 Material Contracts.
Set forth on Schedule 3.24 is a list of the Material Contracts of each of the Credit Parties. Such contracts are in full force and effect as of the Closing Date.

Section 3.25 Security Documents.
The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the filing of appropriate financing statements and the recordation of the applicable Mortgage Instruments in each case in favor of JPM Chase, as Collateral Administrative Agent for the Lenders) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.
Section 3.26 Insurance.
As of the Closing Date, the insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.5(b). The Credit Parties maintain insurance in accordance in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or similar business.
ARTICLE IV
CONDITIONS PRECEDENT
Section 4.1 Conditions to Closing Date and Initial Revolving Loans.
This Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:
(a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Agreement executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender, a Revolving Note, (iii) for the account of the Swingline Lender, a Swingline Note and (iii) counterparts of the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties.
(b) Authority Documents. Except as set forth on Schedule 3.3, the Administrative Agent shall have received the following:
(i) Articles of Incorporation. Copies of the articles or certificate of incorporation of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.
(ii) Resolutions. Copies of resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.
(iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.
(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.
(c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion of Winstead Sechrest & Minick P.C., counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders in the form attached hereto as Schedule 4.1(c).
(d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:
(i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
(ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Collateral consisting of intellectual property;
(iv) all stock certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

(v) all instruments and chattel paper evidencing obligations in excess of $100,000 in the aggregate in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in such Collateral;
(vi) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral; and
(vii) in the case of any personal property Collateral located at premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by and in form and substance satisfactory to the Administrative Agent.
(e) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee and additional insured on all such insurance policies for the benefit of the Lenders.
(f) Intentionally Left Blank.
(g) Litigation. There shall not exist any pending or threatened litigation, proceeding, injunction, order, claim or investigation affecting or relating to Borrower or any of its Subsidiaries or the transactions contemplated by this Agreement, or the other Credit Documents that in the reasonable judgment of the Administrative Agent could materially adversely affect the Borrower or any of its Subsidiaries or the transactions contemplated by this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.
(h) Solvency Evidence. The Administrative Agent shall have received an officer’s certificate prepared by the chief accounting officer of the Borrower as to the financial condition, solvency and related matters of the Borrower individually, and the Credit Parties taken as a whole, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(h) hereto.
(i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.
(j) Material Contracts. The Administrative Agent shall have received and reviewed to its satisfaction all Material Contracts of the Credit Parties.
(k) Corporate Structure. The corporate, capital and ownership structure of the Borrower and the other Credit Parties shall be as described in Schedule 3.12. The Administrative Agent shall be satisfied with the management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Borrower and the other Credit Parties as of the Closing Date.

(l) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the transactions or that could seek or threaten any of the foregoing.
(m) Compliance with Laws. The transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).
(n) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Borrower or any of its Subsidiaries.
(o) Financial Information. The Administrative Agent shall have received copies of the financial information referred to in Section 3.1 hereof, each in form and substance satisfactory to the Administrative Agent.
(p) Material Adverse Change. Since March 31, 2006, no development or event which has had or could reasonably be expected to have a Material Adverse Effect shall have occurred.
(q) Due Diligence. The Administrative Agent and the Arranger shall have completed, in form and scope satisfactory thereto, their due diligence on the Credit Parties.
(r) Environmental Reports. The Administrative Agent shall have received satisfactory environmental reviews of all real property owned by the Credit Parties.
(s) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a responsible officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9.

(t) Financial Covenant Compliance Certificate. The Administrative Agent shall have received a certificate dated the Closing Date in substantially the form of Schedule 4.1(t) executed by a responsible officer of the Borrower demonstrating compliance with the financial covenants set forth in Section 5.9 for the last twelve consecutive calendar month period ending on June 30, 2006.
(u) Environmental Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date stating that, to the best of his knowledge and except as could not reasonably be expected to have a Material Adverse Effect, (a) the Properties do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) would give rise to liability under, any Environmental Law; (b) the Properties and all operations of the Borrower and the other Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years or since the date of acquisition of such Subsidiary, whichever is later, been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or Business; (c) neither the Borrower nor any of the other Credit Parties has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of the other Credit Parties nor any of their Subsidiaries have any awareness of or reason to believe that any such notice will be received or is being threatened; (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which would give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would give rise to liability under, any applicable Environmental Law; (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Borrower or any other Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other binding and enforceable Requirements of Law outstanding under any Environmental Law applicable to the Properties or the Business; and (f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any other Credit Party or any Subsidiary in connection with the Properties, in violation of or in amounts or in a manner that would give rise to liability under Environmental Laws.
(v) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 4.2 Conditions to All Extensions of Credit.
The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:
(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).
(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.
(c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the aggregate Revolving Committed Amount, (ii) the Swingline Loans shall not exceed the Swingline Commitment and (iii) the LOC Obligations shall not exceed the LOC Committed Amount.
(d) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.
(e) Additional Conditions to Swingline Loan. If such Loan is made pursuant to Section 2.2, all conditions set forth in such Section shall have been satisfied.
(f) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.3, all conditions set forth in such Section shall have been satisfied.
Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (f) of this Section have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS
Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries (other than in the case of Sections 5.1, 5.2 or 5.7 hereof), to:
Section 5.1 Financial Statements.
Furnish to the Administrative Agent and each of the Lenders:
(a) Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, which consolidated statements shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;
(b) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal year-end audit adjustments);
(c) Annual Budget Plan and Financial Projections. As soon as available, but in any event within sixty (60) days after the beginning of each fiscal year, a copy of detailed projections of the income statements, cash flow and balance sheets of the Borrower and its consolidated Subsidiaries for each fiscal year through the Maturity Date, in form and detail reasonably acceptable to the Administrative Agent and the Required Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan and financial projections;
all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

Section 5.2 Certificates; Other Information.
Furnish to the Administrative Agent and each of the Lenders:
(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;
(b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Sections 5.9, 6.1 and 6.4(b);
(c) within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders or noteholders generally, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;
(d) within thirty (30) days after receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and
(e) in connection with the consummation of any Permitted Acquisition, the Borrower shall satisfy the following requirements:
(i) within thirty (30) days after completion of the acquisition, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate dated as of the expected closing date of the acquisition;
(ii) within thirty (30) days after completion of the acquisition, the Borrower shall have delivered to the Administrative Agent a description of the acquisition (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition and the payment structure;

(iii) within thirty (30) days after completion of the acquisition, the Borrower shall have delivered to the Administrative Agent all documents required pursuant to Section 5.10 hereof pursuant to the provisions thereof;
(iv) the Borrower shall have delivered to the Administrative Agent copies of the purchase agreement, merger agreement or similar governing document (including schedules thereto to the extent such schedules are then available and relate to the Borrower’s compliance with this Agreement, but excluding exhibit(s) and all opinions of counsel to the seller and/or the Person to be acquired) with respect to the acquisition within sixty (60) days after the closing of the acquisition; and
(v) within thirty (30) days after completion of the acquisition, the Borrower shall have provided to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition.
(f) in connection with the any acquisition other than a Permitted Acquisition, for which the consent of the Required Lenders is required, the Borrower shall comply with the following additional requirements:
(i) the Borrower shall have delivered to the Lenders, not less than ten (10) business days prior to the proposed closing date of the acquisition, a description of the acquisition (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition, the payment structure and any other terms and conditions reasonably required by the Administrative Agent) and a draft copy of the purchase agreement, merger agreement or similar governing document (including schedules thereto to the extent such schedules are then available and relate to the Borrower’s compliance with this Agreement, but excluding exhibits) with respect to the acquisition;
(ii) the Borrower shall have delivered to the Lenders, not less than ten (10) business days prior to the proposed closing date of the acquisition, all due diligence reports prepared by or on behalf of the Borrower or the applicable Subsidiary thereof;
(iii) the Borrower shall have delivered to the Lenders, not less than ten (10) business days prior to the proposed closing date of the acquisition, the historical financial statements of the Person to be acquired, if applicable, for the most recent two (2) year period and the most recent interim financial statements of the Person to be acquired;
(iv) the Borrower shall have delivered to the Lenders, not less than ten (10) business days prior to the proposed closing date of the acquisition, a projected income statement, statement of cash flows and balance sheet (including, without limitation, a summary of assumptions and pro forma adjustments made in connection therewith) of the Person to be acquired, if applicable, prepared on a quarterly basis for the ensuing three (3) year period;

(v) the Borrower shall have delivered to the Administrative Agent, on or before the closing date of the acquisition, a Pro Forma Compliance Certificate;
(vi) the Borrower shall have delivered to the Administrative Agent all documents required pursuant to Section 5.10 hereof pursuant to the provisions thereof;
(vii) the Borrower shall deliver to the Administrative Agent, promptly after the closing date of the acquisition, copies of all opinions of counsel to the seller and/or the Person to be acquired which are delivered in connection with the acquisition;
(viii) the Borrower shall have delivered to the Administrative Agent evidence of the approval of the acquisition by the board of directors or equivalent governing body (or the shareholders) of the seller and/or or the Person to be acquired within twenty (20) days after the closing of the acquisition;
(ix) the Borrower shall have delivered to the Administrative Agent a copy of the final purchase agreement, merger agreement or similar governing document (including schedules thereto to the extent such schedules are then available and relate to the Borrower’s compliance with this Agreement, but excluding exhibits) with respect to the acquisition on the closing of the acquisition within twenty (20) days after the closing of the acquisition; and
(x) the Borrower shall have provided to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition.
(g) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.
Section 5.3 Payment of Obligations.
Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries as the case may be.

Section 5.4 Conduct of Business and Maintenance of Existence.
Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate existence (except for transactions permitted by Section 6.6(b)) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply with this Section 5.4 could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.5 Maintenance of Property; Insurance.
(a) Keep all property useful and necessary in its business in good working order and condition (immaterial portions of such property and ordinary wear and tear and obsolescence excepted);
(b) Maintain with financially sound and reputable insurance companies insurance on all its material property (including without limitation its material tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to casualty policies and/or additional insured with respect to any liability insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of the Borrower or any of its Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The insurance coverage of the Borrower and its Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.5(b); and
(c) In case of any loss, damage to or destruction of a material portion of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such loss, damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof such Credit Party will ensure that the net insurance proceeds of any such event are collected and applied in accordance with the applicable provisions of this Agreement.

Section 5.6 Inspection of Property; Books and Records; Discussions.
Keep proper books of records and account in which full, true and correct entries in compliance with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and, in the case of Borrower, sufficient to permit reporting in accordance with GAAP; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants.
Section 5.7 Notices.
Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:
(a) promptly but in any event within two (2) Business Days after the Borrower knows or has reason to know thereof of the occurrence of any Default or Event of Default;
(b) promptly, any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or Material Contracts which could reasonably be expected to have a Material Adverse Effect;
(c) promptly, any litigation, or any investigation or proceeding known to the Borrower, affecting the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(d) as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of any Plan; and
(e) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8 Environmental Laws.
(a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and
(c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any indemnified person (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED). The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.
Section 5.9 Financial Covenants.
Commencing on the day immediately following the Closing Date, the Borrower shall, and shall cause each other Credit Party to, comply with the following financial covenants:
(a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower and its Subsidiaries, shall be less than or equal to 2.50 to 1.0.
(b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower and its Subsidiaries occurring during the periods indicated below, shall be greater than or equal to 1.50 to 1.0.

(c) Consolidated Capital Expenditures. As of the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ending June 30, 2006, Consolidated Capital Expenditures of the Borrower for the immediately preceding twelve month period shall not exceed one hundred fifty percent (150%) of the last twelve month depreciation and amortization of the Borrower and its consolidated Subsidiaries determined on a rolling four fiscal quarter basis.
Section 5.10 Additional Guarantors.
The Credit Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, upon the creation or acquisition thereof, to become a Guarantor hereunder by way of execution of a Joinder Agreement. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, the Collateral of the Additional Credit Party and a pledge of 100% of the Capital Stock or other equity interest of its Domestic Subsidiaries and 65% of the Capital Stock or other equity interest of its first tier Foreign Subsidiaries, and a pledge by the Borrower or other Credit Party which is the owner of the Capital Stock or other equity interest in such Subsidiary of 100% of the Capital Stock if it is a Domestic Subsidiary and 65% of its Capital Stock or other equity interest if it is a first tier Foreign Subsidiary.
Section 5.11 Compliance with Law.
Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.
Section 5.12 Pledged Assets.
(a) Each Credit Party will cause 100% of the Capital Stock of each of its direct or indirect Domestic Subsidiaries owned by such Credit Party and its Domestic Subsidiaries and 65% of the Capital Stock in each of the first tier Foreign Subsidiaries owned by such Credit Party and its Domestic Subsidiaries to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens and in the case of Foreign Subsidiaries, applicable foreign laws regarding security interest and perfection matters) in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.
(b) If, subsequent to the Closing Date, a Credit Party shall (a) acquire any Intellectual Property, securities, instruments, chattel paper or other personal property required to be pledged to the Administrative Agent as Collateral hereunder or under any of the Security Documents or (b) acquire or lease any real property, the Borrower shall promptly (and in any event within ten (10) Business Days) after any Responsible Officer of a Credit Party acquires knowledge of same notify the Administrative Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as requested by the Administrative Agent (including, without limitation, any of the actions described in Section 4.1(d) or (e) hereof) to ensure that the Administrative Agent has a first priority perfected Lien to secure the Credit Party Obligations in (i) all personal property of the Credit Parties located in the United States and (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Credit Parties, subject in each case only to Permitted Liens. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.
ARTICLE VI
NEGATIVE COVENANTS
The Borrower and each other Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:
Section 6.1 Indebtedness.
The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness arising or existing under this Agreement and the other Credit Documents;
(b) Indebtedness of the Borrower and its Subsidiaries existing as of June 30, 2006 and set out more specifically in Schedule 6.1(b) hereto and Indebtedness assumed after June 30, 2006 in connection with acquisitions permitted under Section 6.6(c) (provided that such Indebtedness was not incurred in connection with such acquisition and any Liens existing in connection with such Indebtedness shall relate only to the assets financed thereby), and renewals, refinancings or extensions of any of the above in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;
(c) Indebtedness of the Borrower and its Subsidiaries incurred after June 30, 2006 consisting of purchase money Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of equipment (which may be funded up to, but not later than, 180 days after the date of acquisition of the applicable asset or the date of completion of construction, as the case may be) provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such equipment; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (provided that separate purchase money Indebtedness facilities may be aggregated in connection with any refinancing, in which event the aggregate refinanced amount may be secured by all of the assets that secured such separate facilities and, in such event, Agent shall, upon request by Borrower, execute lien subordination agreements whereby the Liens under the Credit Documents are subordinated to the Liens securing the applicable refinancing and otherwise in form and substance reasonably satisfactory to the Administrative Agent); and (iii) the amount of such Indebtedness incurred pursuant to this Section 6.1(c) plus the amount of the Indebtedness of the type described herein and set forth on Schedule 6.1(b) shall not exceed the greater of (x) $100,000,000 or (y) 100% of Pro Forma Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the twelve month period ending on the last day of the most recently ended fiscal quarter;
(d) Unsecured intercompany Indebtedness among the Borrower and any Credit Party;
(e) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;
(f) Indebtedness and obligations of the Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;
(g) Indebtedness which may be deemed to exist pursuant to any performance, surety, statutory, appeal or similar obligations obtained in the ordinary course of business;
(h) Guaranty Obligations permitted by Section 6.3;
(i) Other unsecured Indebtedness of the Borrower and its Subsidiaries incurred after June 30, 2006 which does not exceed $15,000,000 in the aggregate at any time outstanding.
Section 6.2 Liens.
The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.
Section 6.3 Guaranty Obligations.
The Credit Parties will not, nor will they permit any Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) except:

(a) those in favor of the Lenders in connection with the Credit Party Obligations;
(b) Guaranty Obligations by the Borrower or its Subsidiaries of Indebtedness and other obligations referred to in and permitted under Section 6.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date); and
(c) Other Guaranty Obligations which do not exceed $7,500,000 in the aggregate at any time outstanding.
Section 6.4 Intentionally Left Blank
Section 6.5 Nature of Business.
Except as otherwise permitted in Section 6.6, the Borrower will not, nor will it permit any Subsidiary to, alter the character of the business of the Borrower or its Subsidiaries in any material respect from that conducted as of the Closing Date.
Section 6.6 Consolidation, Merger, Acquisitions, Sale or Purchase of Assets, etc.
The Borrower will not, nor will it permit any Subsidiary to,
(a) dissolve, liquidate or wind up its affairs, sell, transfer, lease (as lessor) or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:
(i) Specified Sales;
(ii) the sale, transfer, lease or other disposition of property or assets to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event, so long as and the net proceeds therefrom are, to the extent herein required, used to (A) repair or replace damaged property or to purchase or otherwise acquire replacement assets or property within 180 days of the receipt of such proceeds or (B) prepay the Loans in accordance with Section 2.6(b)(iv);
(iii) the sale, lease, transfer or other disposition of machinery, parts, equipment, land and buildings no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion, so long as and the net proceeds therefrom are, to the extent herein required, used to (A) repair or replace damaged property or to purchase or otherwise acquire replacement assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 270 days of receipt of such proceeds or (B) prepay the Loans in accordance with Section 2.6(b)(ii);

(iv) the sale, lease, transfer or other disposition of assets of an acquired company or business, provided such disposition is completed within 180 days of the initial acquisition of such assets;
(v) the sale, lease or transfer of property or assets (at fair value) between the Borrower and any Guarantor;
(vi) the sale, lease or transfer of property or assets from a Credit Party other than the Borrower to another Credit Party;
(vii) the sale, lease or transfer of property or assets not otherwise permitted by clauses (i) through (vi) above, provided the amount of such sale, lease or transfer does not exceed $10,000,000 in the aggregate in any fiscal year; and
(viii) the voluntary dissolution, liquidation or winding-up in connection with a merger or sale of all or substantially all of the assets of a Subsidiary otherwise permitted hereunder;
provided, that (a) with respect to subclause (vii) above at least 75% of the consideration received therefor by the Borrower or any such Subsidiary is in the form of cash or Cash Equivalents and (b) with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or
(b) enter into any transaction of merger or consolidation, except for the merger or consolidation of a Credit Party with and into another Credit Party, provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation; or
(c) enter into any transaction or series of transactions for the purposes of acquiring all or a substantial portion of the assets, property and/or Capital Stock of any Person other than, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom on a Pro Forma Basis, the acquisition by any Credit Party of all or a majority of the Capital Stock or other ownership interest in (or all or a substantial portion of the assets, property and/or operations of) any Person provided that (i) such acquisition is of a Person in the same or a similar line of business, (ii) the Borrower can demonstrate, on a Pro Forma Basis, after giving effect to such acquisition that the Leverage Ratio of the Borrower does not exceed 2.75 to 1.00, and (iii) the Borrower shall comply with the requirements of Section 5.2(e) hereof.
Section 6.7 Advances, Investments and Loans.
The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person except for Permitted Investments.

Section 6.8 Transactions with Affiliates.
Except as permitted in subsection (iv) of the definition of Permitted Investments and customary compensation arrangements entered into in the ordinary course of business, the Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate.
Section 6.9 Ownership of Subsidiaries; Restrictions.
The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for (A) first-tier Foreign Subsidiaries of any Credit Party or (B) Domestic Subsidiaries which are joined (or those who participate in a merger in which another entity survives and the survivor joins) as Additional Credit Parties within thirty (30) days in accordance with the terms hereof. The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of it Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.6.
Section 6.10 Fiscal Year; Organizational Documents; Material Contracts.
The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year or accounting policies unless permitted by GAAP or, with respect to a Subsidiary, to change so as to be in conformity with the fiscal year of the Borrower. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders unless such amendment, modification or change could not reasonably be expected to materially adversely effect the interests of the Lenders hereunder. The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent, amend, modify, waive any default of or breach under, cancel or terminate or fail to renew or extend or permit the amendment, modification, waiver of any default of or breach under or cancellation or termination of any of the Material Contracts unless such amendment, modification, waiver, cancellation, termination or failure to renew or extend could not reasonably be expected to have a Material Adverse Effect.
Section 6.11 Limitation on Restricted Actions.
The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
Section 6.12 Restricted Payments.
The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (c) as permitted by Section 6.13 and (d) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom, the Borrower may repurchase shares of its Capital Stock during the term of this Agreement in any amount, so long as (i) the Borrower can demonstrate, after giving effect to such purchase (A) compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.9 hereof, as set forth in a compliance certificate and (B) the Leverage Ratio of the Borrower after giving effect to any such repurchase on a Pro Forma Basis shall not exceed 2.00 to 1.00.
Section 6.13 Prepayments of Indebtedness, etc.
The Borrower will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Subordinated Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.
Section 6.14 Sale Leasebacks.
The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any Capital Lease or any “synthetic” lease or other off-balance sheet financing lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $2,500,000 in the aggregate on an annual basis, (a) which the Borrower or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or (b) which the Borrower or any Subsidiary intends to use for substantially the same purpose as the property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to another Person in connection with such lease.

Section 6.15 No Further Negative Pledges.
The Borrower will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to applicable law, (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and (d) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
ARTICLE VII
EVENTS OF DEFAULT
Section 7.1 Events of Default.
An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):
(a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and any such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or
(b) Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or
(c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.7(a), Section 5.9 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

(d) Any Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $2,500,000 for any individual item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness for the Borrower and its Subsidiaries beyond the period of grace (not to exceed 10 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $2,500,000 for any individual item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or
(e) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking (x) to have an order for relief entered with respect to it or (y) to adjudicate it a bankrupt or insolvent or (z) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 10 days from the entry thereof; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, or any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or
(h) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm, or fail to perform, any Guarantor’s obligations under the Guaranty;
(i) There shall occur a Change of Control; or
(j) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated by the Administrative Agent and/or the Lenders or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).
Section 7.2 Acceleration; Remedies.
Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable.

ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.1 Appointment; Nature of Relationship.
JPMORGAN CHASE BANK, N.A. is hereby appointed by each of the Lenders as its contractual representative hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Credit Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Credit Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Texas Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
Section 8.2 Powers.
The Administrative Agent shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Administrative Agent.
Section 8.3 General Immunity.
Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person (IT BEING THE INTENTION OF THIS PROVISION THAT THERE SHALL BE NO LIABILITY ARISING SOLELY OUT OF OR BY REASON OF THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING REIMBURSED).

Section 8.4 No Responsibility for Loans, Recitals, etc.
Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).
Section 8.5 Acting on Instructions of Lenders.
The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
Section 8.6 Employment of Agents and Counsel.
The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Credit Document.

Section 8.7 Reliance on Documents; Counsel.
The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
Section 8.8 Administrative Agent’s Reimbursement and Indemnification.
The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, in proportion to their Revolving Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Credit Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Credit Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED) and (ii) any indemnification required pursuant to Section 2.16 shall, notwithstanding the provisions of this Section, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section shall survive payment of the Obligations and termination of this Agreement.

Section 8.9 Notice of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.
Section 8.10 Rights as a Lender.
In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Credit Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.
Section 8.11 Lender Credit Decision.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.
Section 8.12 Successor Administrative Agent.
The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative

Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Credit Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
Section 8.13 Administrative Agent and Arranger Fees.
The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger from time to time.
Section 8.14 Delegation to Affiliates.
The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under this Agreement.
Section 8.15 Execution of Collateral Documents.
The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf the Security Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

Section 8.16 Collateral Releases.
The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral or subordinations of liens on the Collateral which shall be permitted by the terms hereof or of any other Credit Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of this Agreement, all of the Lenders) in writing.
Section 8.17 Documentation Agent.
The Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Documentation Agent shall not have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Documentation Agent as it makes with respect to the Administrative Agent in Section 8.11.
ARTICLE IX
GUARANTY
Section 9.1 The Guaranty.
In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the Credit Party Obligations becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, on order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations.
Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 9.2 Bankruptcy.
Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to a Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
Section 9.3 Nature of Liability.
The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
Section 9.4 Independent Obligation.
The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or a Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.
Section 9.5 Authorization.
Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

Section 9.6 Reliance.
It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
Section 9.7 Waiver.
(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.
(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.
Section 9.8 Limitation on Enforcement.
The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee, stockholder or other equity holder of the Guarantors.
Section 9.9 Confirmation of Payment.
The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 9.2.
ARTICLE X
BENEFIT OF AGREEMENT; ASSIGNMENT; PARTICIPATIONS
Section 10.1 Successors and Assigns.
The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Credit Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 10.3, and (iii) any transfer by participation must be made in compliance with Section 10.2. Any attempted assignment or transfer by any party not made in compliance with this Section 10.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 10.3(b). The parties to this Agreement acknowledge that clause (ii) of this Section 10.1 relates only to absolute assignments and this Section 10.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is an Approved Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 10.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 10.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
Section 10.2 Participations.
(a) Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Credit Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Credit Documents.
(b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 11.1 or of any other Credit Document.
(c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.6 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in Section 11.6 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.6, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 2.17 to the same extent as if it were a Lender.
Section 10.3 Assignments.
(a) Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Credit Documents. Such assignment shall be substantially in the form of Schedule 10.3 or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
(b) The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans). The consent of the Issuing Bank shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 10.3(b) shall not be unreasonably withheld or delayed.
(c) Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 10.2(a) and 10.2(b), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Credit Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.3(c) the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Houston, Texas a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.
Section 10.4 Dissemination of Information.
The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 11.15 of this Agreement.

Section 10.5 Tax Treatment.
If any interest in any Credit Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.
ARTICLE XI
MISCELLANEOUS
Section 11.1 Amendments, Waivers and Release of Collateral.
Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may any Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:
(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the Default Rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (it being understood and agreed that changes to the financial definitions and financial covenants herein shall only require the consent of the Required Lenders and waivers of Events of Default, conditions precedent and mandatory prepayments of the Loans required pursuant to Section 2.6(b) hereof shall not constitute increases in the Commitment of any Lender), or
(ii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent, or

(iv) release a material portion of the Guarantors from their obligations under the Guaranty without the written consent of all of the Lenders, or
(v) release a material portion of the Collateral (except in accordance with the terms of the relevant Security Document), without the written consent of all of the Lenders, or
(vi) amend, modify or waive the Lender approval requirements of any provision of the Credit Documents which at such time requires the consent, approval or request of the Required Lenders or all Lenders, as the case may be, without the written consent of the Required Lenders or of all of the Lenders, as the case may be, and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action.
Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 11.2 Notices.
Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule 11.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:
The Borrower and the other Credit Parties:
Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057
Attention: Chief Financial Officer
Telecopier: (713) 787-5083
Telephone: (713) 787-0977
with copies to:
Winstead, Sechrest & Minick P.C.
2400 Bank One Center
919 Milam, Suite 2400
Houston, Texas 77002-5875
Attention: R. Clyde Parker, Jr.
Telecopier: (713) 650-2400
Telephone: (713) 650-2753
The Administrative Agent:
JPMORGAN CHASE BANK, N.A.
712 Main Street
Houston, Texas 77002
Attention: Steve Krueger
Telecopier: 713-216-1853
Telephone: 713-216-1702
Section 11.3 No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.4 Survival of Representations and Warranties.
All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.
Section 11.5 Payment of Expenses and Taxes.
The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates and their respective officers, directors, employees, Administrative Agents, and advisors harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender or any other indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender or any other such indemnified person, as determined by a court of competent jurisdiction (IT BEING THE INTENTION OF THIS PROVISION THAT SUCH INDEMNIFICATION OBLIGATION WILL BE APPLICABLE REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OF ANY OF THE PARTIES BEING INDEMNIFIED). The agreements in this Section 11.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

Section 11.6 Adjustments; Set-off.
(a) Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.7 Table of Contents and Section Headings.
The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.
Section 11.8 Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
Section 11.9 Effectiveness.
This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 11.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.
Section 11.10 Severability.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.11 Integration.
This Agreement and the Notes represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.
Section 11.12 Governing Law.
THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS. WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO THE LENDERS (AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW AND TO THE EXTENT ALLOWED THEREBY), THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

Section 11.13 Consent to Jurisdiction and Service of Process.
All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the courts of the State of Texas and by execution and delivery of this Agreement the Borrower and the other Credit Parties accept, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.
Section 11.14 Arbitration.
(a) Notwithstanding the provisions of Section 11.13 to the contrary, upon demand of any party hereto, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents (“Disputes”) between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.
Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Houston, Texas. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.
(b) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders, the Borrower and the other Credit Parties agree to preserve, without diminution, certain remedies that the Administrative Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Administrative Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.
(c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.
(d) By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Houston, Texas and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.
Section 11.15 Confidentiality.
The Administrative Agent and each of the Lenders agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors, counsel or other Lenders hereunder) any information with respect to the Credit Parties and their Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 11.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the National Association of Insurance Commissioners, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the OCC or any similar regulatory organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Article X, provided that such prospective transferee shall have been made aware of this Section 11.15 and shall have agreed in writing to be bound by its provisions as if it were a party to this Agreement, (e) to Gold Sheets and other similar bank trade publications; such information to consist only of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications or (f) to a Lender’s representatives, (which shall include, without limitation, any other bank and company affiliated with a Lender or the parent of a Lender) it being expressly understood and agreed that such representatives shall be informed of the confidential nature of the information, shall be required by such Lender to treat the information as confidential in accordance with the terms and conditions hereof and such representative shall have agreed in writing to be bound by this provision as if it were a party to this Agreement.
Section 11.16 Acknowledgments.
The Borrower and the other Credit Parties each hereby acknowledges that:
(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;
(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and
(c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.
Section 11.17 Waivers of Jury Trial.
THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 11.18 Interest.
It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lenders. Accordingly, if the transactions contemplated hereby would be usurious under the applicable law (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lenders that is contracted for, taken, reserved, charged or received under the Notes, this Agreement or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lenders on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lenders to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lenders may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lenders on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lenders to the Borrower). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under the Note or any of the Credit Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received or provided for under the Note or any of the Credit Documents.
To the extent that Chapter 303 of the Texas Finance Code (Vernon’s Texas Civil Statutes) is relevant to the Lenders for the purpose of determining the Maximum Rate, the Lenders hereby elect to determine the applicable rate ceiling under such Chapter by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lenders’ right subsequently to change such method in accordance with the applicable law.
If, at any time, the applicable rate exceeds the Maximum Rate, the rate of interest to accrue on the Notes (or on any of them) shall be limited to the Maximum Rate, but any subsequent reductions in the applicable rate shall not reduce the interest to accrue on the Notes (or on any of them) below the Maximum Rate until the total amount of interest accrued on the Notes (or any of them) equals the amount of interest which would have accrued if a varying rate per annum equal to the applicable rate had at all times been in effect. If at maturity or final payment of the Notes (or any of them) the total amount of interest paid or accrued on the Notes (or on any of them) under the foregoing provisions is less than the total amount of interest which would have accrued if a varying rate per annum equal to the applicable rate had at all times been in effect, then the Borrower agrees, to the fullest extent permitted by law, to pay to the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on the Notes (or on any of them) if the Maximum Rate had at all times been in effect or (ii) the amount of interest which would have accrued on the Notes (or on any of them) if a varying rate per annum equal to the applicable rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of the Notes (or any of them).
Section 11.19 Amendment and Restatement; Renewal Notes.
This Agreement amends and restates in its entirety that certain Credit Agreement dated as of November 10, 2003 executed by and among the Borrower, JPM Chase (or its predecessor in interest), as Administrative Agent, and certain financial institutions therein set forth (the “Existing Lenders”), as the may have been amended. The Revolving Notes have been given in renewal, extension and modification of the revolving credit facility previously provided to the Borrower pursuant to such Loan Agreement and the Swingline Note has been given in renewal, extension and modification of the swingline loans previously made to the Borrower pursuant to such Credit Agreement. All Security Documents shall secure the Indebtedness, as such Indebtedness is effected by this Credit Agreement, to the extent amended herein and whether or not such Security Documents shall be supplemented in connection with this Credit Agreement.
Section 11.20 Special Provisions Concerning LOC Documents.
Notwithstanding any other provision in any of the LOC Documents, whether now existing or in the future, the parties hereto hereby agree as follows:
(a) All LOC Documents will be subject to the provisions of this agreement notwithstanding the fact that they are now existing or may be executed in the future.
(b) For convenience only, the LOC Documents will be standard forms used by the Issuing Bank; provided, however, all terms and provisions contained therein shall be superceded by the terms and the provisions of this Agreement and should there be any conflict between the terms and provisions of any of the LOC Documents and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.
(c) Without limiting the generality of the foregoing, as an example, any breach or default of any of the terms or provisions under any of the LOC Documents shall not constitute a default under any of said LOC Documents or under this Agreement unless a Default or an Event of Default has specifically occurred under the terms and provisions of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	CONSOLIDATED GRAPHICS, INC.,
a Texas corporation

	By:	/s/ G. Christopher Colville

G. Christopher Colville,
Executive Vice President and
Chief Financial Officer
GUARANTORS:

A&A AMALGAMATED PRINTING ENTERPRISES, INC.,
a California corporation,
AGS CUSTOM GRAPHICS, INC.,
a Maryland corporation,
AMERICAN LITHOGRAPHERS, INC.,
a California corporation,
APPLE GRAPHICS, INC.,
a California corporation,
AUSTIN PRINTING COMPANY, INC.,
a Georgia corporation,
AUTOMATED GRAPHIC IMAGING/COPY
CENTER, INC., a District of Columbia corporation,
AUTOMATED GRAPHIC SYSTEMS, LLC,
a Maryland limited liability company,
BIGINK MAILING & FULFILLMENT COMPANY,
a Kansas corporation,
BRIDGETOWN PRINTING CO.,
an Oregon corporation,
BYRUM LITHOGRAPHING CO.,
an Ohio corporation,
CDS PUBLICATIONS, INC.,
an Oregon corporation,
CGML GENERAL PARTNER, INC.,
a Delaware corporation,
CGML, LLC,
a Delaware limited liability company,
CGX CALIFORNIA CONTRACTORS, INC.,
a California corporation
CGXMEDIA, INC.,
a Texas corporation

Credit Agreement
Consolidated Graphics

CHAS. P. YOUNG COMPANY,
a Texas corporation,
CHAS. P. YOUNG COMPANY, INC.,
a New York corporation,
CLEAR VISIONS, INC.,
a Texas corporation,
COLUMBIA COLOR, INC.,
a California corporation,
CONSOLIDATED CARQUEVILLE PRINTING
COMPANY, an Illinois corporation
CONSOLIDATED GRAPHICS CALIFORNIA,
a California corporation,
CONSOLIDATED GRAPHICS DEVELOPMENT
COMPANY, a Delaware corporation,
CONSOLIDATED GRAPHICS SERVICES,
INC., a Delaware corporation,
CONSOLIDATED GRAPHICS PROPERTIES, INC.,
a Texas corporation,
CONSOLIDATED GRAPHICS PROPERTIES II,
INC., a Texas corporation,
COPY-MOR, INC. ,
an Illinois corporation,
COURIER PRINTING COMPANY,
a Tennessee corporation,
DIGITAL DIRECT, INC. ,
a Pennsylvania corporation,
DIRECT COLOR, INC. ,
a California corporation,
EAGLE PRESS, INC. ,
a California corporation,
EASTWOOD PRINTING CORPORATION, a
Colorado corporation,
ELECTRIC CITY PRINTING COMPANY,
a South Carolina corporation,
EMERALD CITY GRAPHICS, INC. ,
a Washington corporation,
FITTJE BROS. PRINTING CO. ,
a Colorado corporation,
FREDERIC PRINTING COMPANY,
a Colorado corporation,
GARNER PRINTING COMPANY,
an Iowa corporation,
GEYER PRINTING COMPANY, INC. ,
a Pennsylvania corporation,
GILLILAND PRINTING, INC.
a Kansas corporation,

Credit Agreement
Consolidated Graphics

GRAPHCOM LLC,
a Georgia limited liability company,
GRAPHIC COMMUNICATIONS, INC.,
a California corporation,
GRAPHIC TECHNOLOGY OF MARYLAND, INC. ,
a Maryland corporation,
GRAPHION, INC.,
a California corporation,
GRITZ-RITTER GRAPHICS, INC.,
a Colorado corporation,
GROVER PRINTING COMPANY,
a Texas corporation,
GSL FINE LITHOGRAPHERS,
a California corporation,
GULF PRINTING COMPANY,
a Texas corporation,
H & N PRINTING & GRAPHICS, INC. ,
a Maryland corporation,
HEATH PRINTERS, INC.
a Washington corporation
HERITAGE GRAPHICS, INC. ,
a Texas corporation,
IMAGE SYSTEMS, INC. ,
a Wisconsin corporation,
IRONWOOD LITHOGRAPHERS, INC. ,
an Arizona corporation,
KELMSCOTT COMMUNICATIONS LLC,
a Delaware limited liability company,
KEYS PRINTING COMPANY,
a South Carolina corporation,
LINCOLN PRINTING CORPORATION,
an Indiana corporation,
MARYLAND COMPOSITION.COM, INC. ,
a Maryland corporation,
MAXIMUM GRAPHICS, INC.,
a Minnesota corporation,
MAXWELL GRAPHIC ARTS, INC. ,
a New Jersey corporation,
MCKAY PRESS, INC. ,
a Michigan corporation,
MERCURY PRINTING COMPANY, INC. ,
a Tennessee corporation,
MERCURY WEB PRINTING, INC. ,
a Kansas corporation,
METROPOLITAN PRINTING SERVICES, INC. ,
an Indiana corporation,

Credit Agreement
Consolidated Graphics

MOBILITY, INC. ,
a Virginia corporation,
MOUNT VERNON PRINTING COMPANY,
a Maryland corporation,
MULTIPLE IMAGES PRINTING, INC.,
an Illinois corporation,
NIES/ARTCRAFT, INC.,
a Missouri corporation,
PICCARI PRESS, INC.,
a Pennsylvania corporation,
PRECISION LITHO, INC.,
a California corporation,
PRIDE PRINTERS, INC.,
a Massachusetts corporation,
PRINTING CONTROL SERVICES, INCORPORATED,
a Washington corporation,
PRINTING CORPORATION OF AMERICA,
a Maryland corporation,
PRINTING, INC. ,
a Kansas corporation,
RUSH PRESS, INC. ,
a California corporation,
S&S GRAPHICS, LLC,
a Maryland limited liability company,
S&S GRAPHICS PROPERTY, LLC,
a Delaware limited liability company,
SPANGLER GRAPHICS, LLC,
a Kansas limited liability company,
SPANGLER GRAPHICS PROPERTY, LLC,
a Kansas limited liability company,
STORTERCHILDS PRINTING CO., INC.,
a Florida corporation,
SUPERB PRINTING COMPANY,
a Texas corporation,
SUPERIOR COLOUR GRAPHICS, INC.,
a Michigan corporation,
TEWELL WARREN PRINTING COMPANY,
a Colorado corporation,
THE ETHERIDGE COMPANY,
a Michigan corporation,
THE GRAPHICS GROUP, INC.,
a Texas corporation,
THE JARVIS PRESS, INC.,
a Texas corporation,
THE JOHN C. OTTO COMPANY, INC.,
a Massachusetts corporation,

Credit Agreement
Consolidated Graphics

THE PRINTERY, INC.,
a Wisconsin corporation,
THEO. DAVIS SONS, INCORPORATED,
a North Carolina corporation,
THOUSAND OAKS PRINTING AND
SPECIALTIES, INC., a California corporation,
TUCKER PRINTERS, INC.,
a Texas corporation,
TULSA LITHO COMPANY,
an Oklahoma corporation,
TURSACK INCORPORATED,
a Pennsylvania corporation,
VALCOUR PRINTING, INC.,
a Missouri corporation,
WALNUT CIRCLE PRESS, INC.,
a North Carolina corporation,
WATERMARK PRESS, LTD.,
a California limited partnership,
WENTWORTH CORPORATION,
a South Carolina corporation,
WESTERN LITHOGRAPH COMPANY,
a Texas corporation,
WESTLAND PRINTERS, INC.,
a Maryland corporation,
WETZEL BROTHERS, INC.,
a Wisconsin corporation,
WETZEL BROTHERS, LLC,
a Wisconsin limited liability company,
WOODRIDGE PRESS, INC.,
a California corporation,

By:	/s/ G. Christopher Colville

G. Christopher Colville,
Executive Vice President and
Chief Financial Officer
of each of the foregoing

Credit Agreement
Consolidated Graphics

SERCO FORMS, LLC,
a Kansas limited liability company

By:	BIGINK MAILING & FULFILLMENT
COMPANY, a Kansas corporation, and
MERCURY WEB PRINTING, INC., a
Kansas corporation, Members

By:	/s/ G. Christopher Colville

G. Christopher Colville,
Executive Vice President and
Chief Financial Officer

CONSOLIDATED GRAPHICS MANAGEMENT,
LTD., a Texas limited partnership,

By:	CGML GENERAL PARTNER, INC., a
Delaware corporation, sole general partner
of Consolidated Graphics Management, Ltd.

By:	/s/ G. Christopher Colville

G. Christopher Colville,
Executive Vice President and
Chief Financial Officer

CONSOLIDATED GRAPHICS DEVELOPMENT
LLC, a Delaware limited liability company

By:	CONSOLIDATED GRAPHICS
DEVELOPMENT COMPANY,
a Delaware corporation, Member

By:	/s/ G. Christopher Colville

G. Christopher Colville,
Executive Vice President and
Chief Financial Officer

Credit Agreement
Consolidated Graphics

ADMINISTRATIVE AGENT AND LENDERS:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ Gail Waggoner

	Name:	Gail Waggoner

	Title:	Senior Vice President

Credit Agreement
Consolidated Graphics

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ H. Michael Sultanik

Name:	H. Michael Sultanik

Title:	Vice President

Credit Agreement
Consolidated Graphics

BANK OF AMERICA, N.A.

By:	/s/ David A. Batson

Name:	David A. Batson

Title:	Senior Vice President

Credit Agreement
Consolidated Graphics

COMERICA BANK

By:	/s/ Charles T. Johnson

Name:	Charles T. Johnson

Title:	Vice President

Credit Agreement
Consolidated Graphics

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ John E. Elam, Jr.

Name:	John E. Elam, Jr.

Title:	Senior Vice President

Credit Agreement
Consolidated Graphics

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Laif Afseth

Name:	Laif Afseth

Title:	Senior Vice President

Credit Agreement
Consolidated Graphics

BANK OF TEXAS, N.A.

By:	/s/ Edward H. Braddock

Name:	Edward H. Braddock

Title:	Senior Vice President

Credit Agreement
Consolidated Graphics

Schedule 1.1(a)
NOTICE OF ACCOUNT DESIGNATION
Dated                     , 2006
JPMorgan Chase Bank, N.A.
712 Main Street
Houston, TX 77002
Attention: Steve Krueger
Ladies and Gentlemen:
This Notice of Account Designation is delivered to you by Consolidated Graphics, Inc., a Texas corporation (the “Borrower”) under Section 4.1(i) of the Credit Agreement, dated as of October 6, 2006 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Company shall designate, in writing to the Administrative Agent, one or more other accounts:
JPMorgan Chase Bank, N.A.
ABA Routing Number 111000614
Account #1890263633
Notwithstanding the foregoing, on the closing date of the Credit Agreement, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on the attached payment instructions.
IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ___ day of ___, 2006.

CONSOLIDATED GRAPHICS, INC.

By:
Name:

Title:

Schedule 1.1(b)
LIENS

Date	Company	Secured Party	Equipment Type	Jurisdiction
1-Feb-05	AGS Custom Graphics, Inc.	Komori Leasing Incorporated	LS840 Prefector-Series 4045	Ohio
13-Aug-02	American Lithographers, Inc. (Hayward)	Komori Leasing Incorporated	L640-Series 15	California
20-Aug-02	American Lithographers, Inc. (Sacramento)	Komori Leasing Incorporated	L640-Series 15	California
25-Mar-04	Apple Graphics, Inc.	Bank of America Leasing	SM74-6+L	Californa
12-Mar-04	Automated Graphics Systems, LLC	Amegy Bank	IGEN3 Docucolor	Maryland
25-Mar-04	Consolidated Carqueville Printing Company	Bank of America Leasing	Polar Cutter	Illinois
1-Feb-05	Consolidated Carqueville Printing Company	Komori Leasing Incorporated	LS640-Series 4045	Illinois
31-Mar-03	CDS Publications, Inc.	NEC Financial	Phone System	Oregon
10-Oct-03	CDS Publications, Inc.	Wells Fargo Leasing	Double sided proofer	Oregon
01-Aug-04	CDS Publications, Inc.	Wells Fargo Leasing	NuTech M120 sheeter	Oregon
01-Oct-04	CDS Publications, Inc.	Hyster Capital	3 forklifts	Oregon
23-Dec-05	CDS Publications, Inc	Bank of America Leasing	Nexpress 2100 Digital	Oregon
31-Mar-06	CDS Publications, Inc	Bank of America Leasing	Nexpress 2100 Digital	Oregon
31-Dec-03	Chas P. Young Company, Inc.	Bank of America Leasing	iGen3 Digital Press	Texas
21-May-04	Clear Visions, Inc.	Amegy Bank	IGEN3 Docucolor	Texas
12-Mar-04	Consolidated Graphics California	Amegy Bank	IGEN3 Docucolor	Texas
04-Feb-02	Consolidated Graphics, Inc	Smurfit Packaging Corp	Assets of American Litho	California
25-Jul-05	Consolidated Graphics, Inc.	Bank of Texas	Various Prepress	Various
10/10/2002	Consolidated Graphics, Inc.	Heidelberg Print Finance Americas, Inc.	Heidelberg SM102-6P3+L	Texas
3/3/2003	Consolidated Graphics, Inc.	Creo Americas, Inc.	Trendsetter 800 Quantum (S Speed) Print Console System with Standard Workstation Prinergy 2600 Server 36GB Hot Plug SCSI Hard Disk Drive	Texas
8/19/2003	Consolidated Graphics, Inc.	Fleet Business Credit LLC	02-4301D-11 Trendsetter 800 II Quantum (S Speed) 02-4483A-03 Princonsole System with standard workstation Equipment at Metropolitan	Texas
4/1/2004	Consolidated Graphics, Inc.	Fleet Business Credit LLC	Equipment under Master Lease Schedule No. 019 for American Lithographers, Inc.	Texas
4/8/2004	Consolidated Graphics, Inc.	Wells Fargo Financial Leasing, Inc.	Lanier 5222 Copier S/N 560030165	Texas
9/27/2004	Consolidated Graphics, Inc.	Creo Americas, Inc.	Prinergy 3rd Party Rederstation; Service-Half Day Onsite Creo Workflow Server/RAID/Tape Library Re-Purposing and Installation Service	Texas
1/25/2005	Consolidated Graphics, Inc.	INX International Ink Co.	With Rush Press, Inc. as debtor — Quick Peek Proofer; Pantone 2007; Color Formula Guide 2003	Texas

Schedule 1.1(b) - 1

Date	Company	Secured Party	Equipment Type	Jurisdiction
11/25/2005	Consolidated Graphics, Inc.	Creo Americas, Inc.	606-00117A Workstation, GX620, 3.2GHZ, 1.5G RAM, MPI, CAM602-00531 AMPI 800, Printer, Brand, Epson 9800, CAM606-0050D Workstation, GX280, 3.0G, 1524MB INTEGRIS, CAM015-00091C MPI DT/400/800 PROOFING SYSTEM VER 3.X606-00121A Workstation, GX620, 3.2GHZ, 512M RAM, VRS606-00009F Workstation, GX280, 3.0GHZ, 512MB, 80GB, VRS000-10014-001C VERIS, H/W KIT, VERISON B, VRS015-00020B KM-FG, VERIS SERIES 7 PRINTER, VRS	Texas
9/7/2006	Consolidated Graphics, Inc.	Heidelberg USA, Inc.	One new Polar Cutter 137XT; one new Polar Transomat ER 130-5; one Polar Lift LW 1000-4; one new Polar Jogger RA-4; one Scale for Polar Joggers	Texas
25-Mar-04	Copy-Mor Inc	Bank of America Leasing	SM102-6P+L	Illinois
10-Jun-04	Copy-Mor Inc	Bank of America Leasing	Muller Martini Perfect Binder	Illinois
8-Jul-05	Copy-Mor Inc.	Amegy Bank	IGEN3 Docucolor	Illinois
23-Dec-05	Copy-Mor, Inc.	Bank of America Leasing	iGen3 Digital Press	Illinois
18-Mar-04	Copy-Mor, Inc.	Amegy Bank	Docucolor 6060	Illinois
1-Jul-03	Courier Printing Company	Bank of America Leasing	M-600 Web Press	Tennessee
31-Dec-03	Courier Printing Company	Bank of America Leasing	Rotary Trimming Sys	Tennessee
28-Jun-04	Digital Direct, Inc.	Amegy Bank	IGEN3 Docucolor	Pennsylvania
1-Jul-00	Emerald City Graphics, Inc.	Komori Leasing Incorporated	L640-III	Washington
30-Dec-04	Emerald City Graphics, Inc.	Bank of America Leasing	Evoline 102-E Cutter	Washington
29-Mar-04	Emerald City Graphics, Inc.	Amegy Bank	Docucolor 6060	Washington
30-Dec-06	Frederic Printing Company	Bank of America Leasing	KBA 8-color Planeta	Colorado
15-Apr-04	Garner Printing Company	Amegy Bank	Docucolor 6060	Iowa
10-Jun-04	GSL Fine Lithographers (f/k/a Georges & Shapiro Lithograph)	Bank of America Leasing	Evoline 102-E Cutter	California
28-Nov-00	Graphcom LLC	G.E. Capital Corp	Komori L640C	Georgia
01-Aug-02	Graphcom LLC	G.E. Capital Corp	various prepress	Georgia
01-Aug-02	Graphcom LLC	G.E. Capital Corp	various prepress	Georgia
17-Mar-06	Ironwood Lithographers, Inc.	Bank of Texas	Komori LS640	Arizona
30-Dec-04	Ironwood Lithographers, Inc.	Bank of America Leasing	Evoline 102-E Cutter	Arizona
28-Jun-04	The Jarvis Press, Inc.	Amegy Bank	IGEN3 Docucolor	Texas
31-Jan-06	Keys Printing Company	Bank of Texas	Komori LS640	South Carolina
21-May-04	Keys Printing Company	Amegy Bank	Docucolor 6060/Ikon 9110	South Carolina
31-Mar-06	Keys Printing Company	Bank of America Leasing	Polar cutting system	South Carolina
05-Nov-03	Maximum Graphics, Inc.	Loffler Business Systems	Cannon Imagerunner 5000	Minnesota
29-Sep-04	Maximum Graphics, Inc.	Wells Fargo Leasing	Buskro Inkjet	Minnesota
11-Dec-04	Maximum Graphics, Inc.	G.E. Capital Corp	hasler Mail Machine	Minnesota
10-Dec-04	Maximum Graphics, Inc.	Wells Fargo Leasing	Smith water treatment	Minnesota
31-Mar-06	Maximum Graphics Inc.	Bank of America Leasing	Cannon Micr Station / copiers	Minnesota
31-Jan-06	McKay Press, Inc.	Bank of Texas	Komori LS640	Michigan

Schedule 1.1(b) - 2

Date	Company	Secured Party	Equipment Type	Jurisdiction
15-Oct-04	McKay Press, Inc.	Amegy Bank	IGEN3 Docucolor	Michigan
1-Jul-00	Metropolitan Printing Services, Inc.	Komori Leasing Incorporated	L640-III	Indiana
14-Aug-03	Mount Vernon Printing Company	Komori Leasing Incorporated	LS640-Series 4045	Maryland
01-Oct-03	Kelmscott Communications LLC	EKCC	Creo CTP	California
03-Aug-03	Kelmscott Communications LLC	Ikon Financial Services	Cannon Copiers	California
25-Mar-04	Precision Litho, Inc.	Bank of America Leasing	CD102-6+L	California
30-Mar-04	Precision Litho, Inc.	Bank of America Leasing	Evoline 102-E Cutter	California
21-Sep-99	Printing Control Services, Incorporated	US Bank Equipment Finance	CD102-6 Press	Washington
10-Jun-04	Printing Inc	Bank of America Leasing	Evoline 102-E Cutter	Kansas
17-Mar-06	Printing, Inc.	Bank of Texas	Komori LS640	Kansas
31-Jan-06	S&S Graphics, LLC	Bank of Texas	Komori LS640	Maryland
18-Jun-99	S&S Graphics Property, LLC	Key Bank Real Esatate Capital	Real Estate	Maryland
30-Dec-04	S&S Graphics, LLC	Bank of America Leasing	Evoline 102-E Cutter & A2 Folder/gluer	Maryland
01-Apr-03	Spangler Graphics, LLC	SEI	SEI Security System	Kansas
10-Jun-04	The Graphics Group, Inc.	Bank of America Leasing	Polar Cutter ED115 cutter	Texas
15-Dec-98	Thousand Oaks Printing and Specialties, Inc.	G.E. Capital Corp	Komori L628	California
10-Jun-04	Thousand Oaks Printing and Specialties, Inc.	Bank of America Leasing	Evoline 102-E Cutter	California
12-Mar-04	Thousand Oaks Printing and Specialties, Inc.	Amegy Bank	6060Docucolor/2 Imagerunner 110	California
12-Mar-04	Tucker Printers, Inc.	Amegy Bank	IGEN3 Docucolor	New York
10-Jun-04	Walnut Circle Press, Inc.	Bank of America Leasing	Evoline 102-E Cutter	North Carolina
15-Jan-04	Watermark Press, Ltd.	EKCC	Printergy software & server	California
18-Aug-03	Watermark Press, Ltd.	EKCC	Integris 800	California
27-Apr-04	Wentworth Corporation	Amegy Bank	Docucolor 6060	South Carolina
30-Mar-04	Western Lithograph Company	Bank of America Leasing	Evoline 102-E Cutter	Texas
1-Jul-00	Western Lithograph Company	Komori Leasing Incorporated	L640-III	Texas
1-Feb-05	Wetzel Brothers, LLC	Komori Leasing Incorporated	LS640-Series 4045	Wisconsin
30-Mar-04	Wetzel Brothers, LLC	Bank of America Leasing	Litho Laminator/Mounter	Wisconsin

Schedule 1.1(b) - 3

Schedule 1.1(c)
EXISTING LETTERS OF CREDIT

		Issue
Issue Date	Beneficiary	Amount	Purpose
February 16, 2004	Davis Forbes Partners L.P.	100,000.00	Lease Deposit-Am Litho—Hayward
April 1, 2004	First Citizens Bank, as Trustee	2,074,667.00	Backup for Keys IRB
May 3, 2004	Bank of New York, As Trustee	1,990,993.00	Backup for Etheridge IRB
July 28, 2004	Bank of New York, As Trustee	3,216,767.00	Back up for Electric City IRB Series 2000
July 28, 2004	First Citizens Bank, as Trustee	1,957,500.00	Back up for Electric City IRB Series 1994
February 6, 2006	St Louis Graphics Arts Pension	1,200,786.00	Back up for pension liability—Nies/Artcraft
February 6, 2006	GCC/IBT Supp Retire & Disability	480,580.53	Back up for disability fund—Nies/Artcraft
Schedule 1.1(c) - 1

Schedule 2.1(a)
SCHEDULE OF LENDERS AND
COMMITMENTS

	Revolving	Revolving	LOC	LOC
	Committed	Commitment	Committed	Commitment
Lender	Amount	Percentage	Amount	Percentage
JPMorgan Chase Bank, N.A.	$45,000,000.00	29.0322580	$5,806,451.60	29.0322580
Wells Fargo Bank, National Association	$35,000,000.00	22.5806452	$4,516,129.04	22.5806452
Bank of America, N.A	$35,000,000.00	22.5806452	$4,516,129.04	22.5806452
Comerica Bank	$10,000,000.00	6.4516129	$1,290,322.58	6.4516129
Wachovia Bank, National Association	$10,000,000.00	6.4516129	$1,290,322.58	6.4516129
Amegy Bank National Association	$10,000,000.00	6.4516129	$1,290,322.58	6.4516129
Bank of Texas, N.A.	$10,000,000.00	6.4516129	$1,290,322.58	6.4516129
Total:	$155,000,000.00	100.000000000%	$20,000,000.00	100.000000000%

Schedule 2.1(b)(i)
FORM OF NOTICE OF BORROWING FOR LOANS
                    , 200
JPMorgan Chase Bank, N.A., as Administrative Agent
   under the Credit Agreement
   referred to below
712 Main Street
Houston, TX 77002
Attention: Steve Krueger
Ladies and Gentlemen:
Pursuant to subsection 2.1(b) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of October 6, 2006, among CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”) and the other Credit Parties identified therein, the banks and other financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the Borrower hereby requests that the following:
I.	Revolving Loans be made on [date] as follows (the “Proposed Borrowing”):

(1)	Total Amount of Loans	$

(2)	Amount of (1) to be allocated
	to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans.	$

(4)	Interest Periods and amounts
to be allocated thereto in
respect of Eurodollar Tranches
(amounts must total (2)):

(i)	one month.	$

(ii)	two months	$

(iii)	three months	$

(iv)	six months	$

Total LIBOR Rate Loans	$
NOTE:          BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $2,500,000 AND $100,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF.
Terms defined in the Credit Agreement shall have the same meanings when used herein.
II.	Swingline Loans be made on [date] as follows (the “Proposed Borrowing”): Swingline Loans requested

(1)	Total Amount of Loans

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AGGREGATE AMOUNTS OF $100,000 AND IN INTEGRAL AMOUNTS OF $50,000 IN EXCESS THEREOF.
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:
(A) the applicable representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

CONSOLIDATED GRAPHICS, INC.

By:
Name:

Title:

Schedule 2.1(e)
[FORM OF REVOLVING NOTE]
REVOLVING NOTE

$	, 20
FOR VALUE RECEIVED, the undersigned, CONSOLIDATED GRAPHICS, INC., a Texas corporation, hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___(the “Lender”) at the office of JPMorgan Chase Bank, N.A. located at 712 Main Street, Houston, TX 77002, Attention: Steve Krueger, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ___DOLLARS ($___), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
The holder of this Note is authorized to endorse the date and amount of each Loan and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
This Note is one of the Revolving Notes referred to in the Credit Agreement dated October 6, 2006 among Consolidated Graphics, Inc., a Texas corporation, the other Credit Parties identified therein, the Lender, the other banks and financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

CONSOLIDATED GRAPHICS, INC.

By:
Name:

Title:

SCHEDULE 1
to
Revolving Note
LOANS AND PAYMENTS OF PRINCIPAL

Principal
	Amount	Type				Paid
	of	of	Interest	Interest	Maturity	or	Principal	Notation
Date	Loan	Loan[1]	Rate	Period	Date	Converted	Balance	Made By

[1]	The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.2(d)
[FORM OF SWINGLINE NOTE]
SWINGLINE NOTE

$5,000,000	, 20
FOR VALUE RECEIVED, the undersigned, CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”), hereby unconditionally promises to pay, on each date specified for the payment of principal and on the Maturity Date (as specified and defined in the Credit Agreement referred to below), to the order of JPMORGAN CHASE BANK, N.A. (the “Swingline Lender”) at the office of JPMorgan Chase Bank, N.A. located at 712 Main Street, Houston, TX 77002, Attention: Steve Krueger, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) FIVE MILLION DOLLARS ($5,000,000), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
The holder of this Note is authorized to endorse the date and amount of each Swingline Loan and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
This Note is the Swingline Note referred to in the Credit Agreement dated as of October 6, 2006 among Consolidated Graphics, Inc., the other Credit Parties identified therein, the Lender, the other banks and financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees, all as contemplated in Section 11.5 of the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

CONSOLIDATED GRAPHICS, INC.

By:

Name:

Title:

Schedule 2.9
[FORM OF NOTICE FOR CONVERSION/EXTENSION]
[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent
   under the Credit Agreement
   referred to below
712 Main Street
Houston, TX 77002
Attention: Steve Krueger
Ladies and Gentlemen:
Pursuant to Section 2.9 of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of October 6, 2006 among CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”), the other Credit Parties identified therein, the banks and other financial institutions from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the Borrower hereby requests conversion or extension of the following Revolving Loans be made on [date] as follows (the “Proposed Conversion/Extension”):

(1)	Total Amount of Loans to be
	converted/extended	$

(2)	Amount of (1) to be allocated
	to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated
	to Alternate Base Rate Loans	$

(4)	Interest Periods and amounts
to be allocated thereto in
respect of Eurodollar Tranches
(amounts must total (2)):

(i)	one month	$

(ii)	two months	$

(iii)	three months	$

(iv)	six months	$

Total LIBOR Rate Loans	$

NOTE:	PARTIAL CONVERSIONS OF ALTERNATE BASE RATE LOANS SHALL BE IN AN AGGREGATE PRINCIPAL AMOUNT OF $2,500,000 AND $100,000 INCREMENTS IN EXCESS THEREOF
Terms defined in the Credit Agreement shall have the same meanings when used herein.
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the-date of the Proposed Conversion/Extension:
(A) the applicable representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Conversion/Extension and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Conversion/Extension (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and
(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Conversion/Extension or from the application of the proceeds thereof.

Very truly yours,

CONSOLIDATED GRAPHICS, INC.

By:

Name:

Title:

Schedule 2.17
Section 2.17 Certificate
Reference is hereby made to the Credit Agreement, dated as of October 6, 2006 among CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”), the other Credit Parties identified therein, the several banks and other financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”) and JPMorgan Chase Bank, N.A., as agent for the Lenders hereunder (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

By:

Name:

Title:

Schedule 3.3
CORPORATE EXISTENCE
None.

Schedule 3.3 - 1

Schedule 3.6
MATERIAL LITIGATION
As of Closing Date
None.

Schedule 3.6 - 1

Schedule 3.9
ERISA — REPORTABLE EVENTS AND OTHER
As of Closing Date
None.

Schedule 3.9 — 1

Schedule 3.12
SUBSIDIARIES OF CONSOLIDATED GRAPHICS, INC.
As of Closing Date
(See notes on last page)

		State	Shares
Operating Companies	Parent	of Inc	Outstanding
A&A Amalgamated Printing Enterprises, Inc.	CGX	CA	1,000
AGS Custom Graphics, Inc.	AGS	MD	100
American Lithographers, Inc.	CGX	CA	1,000
Apple Graphics, Inc.	CGX	CA	1,000
Automated Graphic Imaging/Copy Center, Inc.	AGS	DC	500
Automated Graphic Systems, LLC	Westland Printers, Inc.	MD	1,000
bigINK Mailing & Fulfillment Company	CGX	KS	1,000
Bridgetown Printing Co.	CGX	OR	500
CDS Publications, Inc.	CGX	OR	1,000
Chas. P. Young Company	CGX	TX	100,000
Clear Visions, Inc.	CGX	TX	1,000
Consolidated Carqueville Printing Company	CGX	IL	1,000
Consolidated Graphic Prague s.r.o.	Consolidated Graphic Services, Inc.	Czech Republic
Consolidated Graphics California	CGX	CA	100
Copy-Mor, Inc.	CGX	IL	1,000
Courier Printing Company	CGX	TN	1,000
Digital Direct, Inc.	CGX	PA	10,000
Eagle Press, Inc.	CGX	CA	500
Electric City Printing Company	CGX	SC	100,000
Emerald City Graphics, Inc.	CGX	WA	1,000
Fittje Bros. Printing Co.	CGX	CO	1,000
Frederic Printing Company	CGX	CO	1,000
Garner Printing Company	CGX	IA	1,000
Geyer Printing Company, Inc.	CGX	PA	1,000
Graphcom LLC	Austin Printing Company	GA	100
Graphic Technology of Maryland, Inc.	CGX	MD	100,000
Grover Printing Company	CGX	TX	100,000
GSL Fine Lithographers	CGX	CA	1,000
H&N Printing & Graphics, Inc.	CGX	MD	100
Heritage Graphics, Inc.	CGX	TX	1,000
Image Systems, Inc.	CGX	WI	1,000

Schedule 3.12 - 1

		State	Shares
Operating Companies	Parent	of Inc	Outstanding
Ironwood Lithographers, Inc.	CGX	AZ	100,000
Kelmscott Communications LLC	CGX	DE	1,000
Keys Printing Company	CGX	SC	1,286,840
Lincoln Printing Corporation	CGX	IN	100,000
Maryland Composition.com, Inc.	AGS	MD	124,000
Maximum Graphics, Inc.	CGX	MN	1,000
Maxwell Graphic Arts, Inc.	CGX	NJ	1,000
McKay Press, Inc.	CGX	MI	100,000
Mercury Printing Company, Inc.	CGX	TN	1,000
Mercury Web Printing, Inc.	CGX	KS	1,000
Metropolitan Printing Services, Inc.	CGX	IN	100,000
Mobility, Inc.	CGX	VA	500
Mount Vernon Printing Company	CGX	MD	1,000
Multiple Images Printing, Inc.	CGX	IL	1,000
Nies/Artcraft, Inc.	CGX	MO	1,00
Piccari Press, Inc.	CGX	PA	1,000
Precision Litho, Inc.	CGX	CA	500
Pride Printers, Inc.	CGX	MA	100,000
Printing Control Services, Incorporated	CGX	WA	1,000
Printing Corporation of America	CGX	MD	100,000
Printing, Inc.	CGX	KS	1,000
Rush Press, Inc.	CGX	CA	100
S & S Graphics, LLC	Mount Vernon	MD	100
Spangler Graphics, LLC	Gilliand Printing	KS	100
Spangler Graphics Property, LLC	Gilliand Printing	KS	100
StorterChilds Printing Co., Inc.	CGX	FL	4,654
Superior Colour Graphics, Inc.	CGX	MI	100,000
Tewell Warren Printing Company	CGX.	CO	500
The Etheridge Company	CGX	MI	1,000
The Graphics Group, Inc.	CGX	TX	1,000
The Jarvis Press, Inc.	CGX	TX	1,000
The John C. Otto Company, Inc.	CGX	MA	100,000
The Printery, Inc.	CGX	WI	20,889
Theo. Davis Sons, Incorporated	CGX	NC	100,000
Thousand Oaks Printing and Specialties, Inc.	CGX	CA	2,625
Tucker Printers, Inc.	CGX	TX	1,000
Tulsa Litho Company	Superb	OK	500
Tursack Incorporated	CGX	PA	10

Schedule 3.12 - 2

		State	Shares
Operating Companies	Parent	of Inc	Outstanding
Valcour Printing, Inc.	CGX	MO	1,000
Walnut Circle Press, Inc.	CGX	NC	1,000
Watermark Press, Ltd.	CGX	CA	1,000
Wentworth Corporation	CGX	SC	1,000
Western Lithograph Company	CGX	TX	2,500
Westland Printers, Inc.	CGX	MD	1,000
Wetzel Brothers, LLC	Image Systems	WI	100,100
Woodridge Press, Inc.	CGX	CA	2,100
Non-Operating Companies
Consolidated Graphics Development Company	CGX	DE	1,000
Consolidated Graphics Development LLC	CGDC	DE	1,000
Consolidated Graphics Services, Inc.	CGX	DE	1,000
CGML, LLC	CGD-LLC	DE	1,000
CGML General Partner, Inc.	CGX	DE	1,000
CGX California Contractors, Inc.	CGX	CA	40,000
CGXmedia, Inc.	CGX	TX	1,000
Consolidated Graphics Management, Ltd.	CGML-GP	TX
Consolidated Graphics Properties, Inc.	CGML-LLC CGX	TX	100,000
Consolidated Graphics Properties II, Inc.	CGX	TX	100,000
Columbia Color, Inc.	CGX	CA	100,000
Gulf Printing Company	CGX	TX	100,000
S & S Graphics Property, LLC	Mount Vernon	DE	100
Superb Printing Company	CGX	TX	100,000
Inactive or Dormant Companies
Byrum Lithographing Co.	CGX	OH	1,000
Austin Printing Company, Inc.	CGX	GA	1,000
Chas. P. Young Company, Inc.	CGX	NY	1,000
Consolidated Graphics California	CGX	CA	100
Direct Color, Inc.	CGX	CA	25,000
Eastwood Printing Corporation	CGX	CO	1,000
Gilliland Printing, Inc.	CGX	KS	1,000
Graphic Communications, Inc.	CGX	CA	100,000
Graphion, Inc.	CGX	CA	100
Gritz-Ritter Graphics, Inc.	CGX	CO	36,000
Heath Printers, Inc.	CGX	WA	100,000
Maxwell Graphic Arts, Inc.	CGX	NJ	1,000

Schedule 3.12 - 3

		State	Shares
Operating Companies	Parent	of Inc	Outstanding
Serco Forms, LLC	bigINK Mercury	KS
Notes and additional information:
With the exception of the three partnerships, 100% of the outstanding shares of each Subsidiary are owned by the corporation shown under “Parent”.
The three partnerships and their ownership (or partnership interest) are as follows:
     Serco Forms, LLC, a Kansas limited liability company
          bigINK Mailing and Fulfillment Company — 50% member
          Mercury Web Printing, Inc. — 50% member
     Consolidated Graphics Management, Ltd., a Texas limited partnership
          CGML General Partner, Inc. — 1% general partner
          CGML, LLC — 99% limited partner
     Veritas Document Solutions, LLC, a Delaware limited liability company
          Superb Printing Company — a 49% member
There are no outstanding options, warrants, or rights of conversion, purchase or similar rights with respect to any class of Capital Stock or other equity interests any of the Subsidiaries.
Ownership of all corporations is represented by a single share certificate and by a single class of stock, except for the following:
     Keys Printing Company — two share certificates, one for 1,118,575 shares and the other for 168,265 shares (1,286,840 shares in total)
     Theo. Davis Sons, Incorporated — two share certificates, one for 1,000 shares of Class A and the other for 99,000 shares of Class B (100,000 shares in total)
     Wetzel Brothers , LLC — two unit certificates, one for 100,000 units and the other for 100 units (100,100 units in total)

Schedule 3.12 - 4

Schedule 3.16
INTELLECTUAL PROPERTY
As of Closing Date

Owner	Property Type	Property Description
Consolidated Graphics, Inc.	Service Mark Application	CrossMedia (words only) serial # 78953775
Consolidated Graphics, Inc.	Trademark Application	Inspire (words only) serial # 78953745
Consolidated Graphics, Inc.	Trademark and Service Mark Application	CGXSolutions (words only) serial # 78953745
Consolidated Graphics, Inc.	Registered Service Mark	Consolidated Graphics (words only) serial # 75943682 Registration # 2,562,963
Consolidated Graphics, Inc.	Registered Service Mark	ConsolidatedGraphics (words, letters, and/or numbers in stylized form) serial # 75943769 Registration # 2,535,668
Consolidated Graphics, Inc.	Registered Trademark and Service Mark	OPAL (words only) serial # 76011854 Registration # 2,535,720
Consolidated Graphics, Inc.	Registered Trademark and Service Mark	COIN (words only) serial # 76148738 Registration # 2,597,213
Consolidated Graphics, Inc.	Registered Service Mark	CGXMedia (words only) serial # 76157156 Registration # 2,577,761
Byrum Lithographing Co.	Registered Trademark	Bychrome (words only) serial # 73704452 Registration # 1,550,090

Schedule 3.16 - 1

Owner	Property Type	Property Description
Electric City Printing Company	Registered Service Mark	The Printer (words and design) serial # 74141796 Registration # 1,716,780
Electric City Printing Company	Registered Service Mark	(design only) serial # 73770693 Registration # 1,592,473
Kelmscott Communications, LLC	Registered Service Mark	Ascentra New Media (words only) serial # 76141085 Registration # 2,745,785
Kelmscott Communications, LLC	Registered Service Mark	Kelmscott Communications (words only) serial # 75709806 Registration # 2,418,395
Kelmscott Communications, LLC	Registered Service Mark	(design only) serial # 75686947 Registration # 2,518,071
Wetzel Brothers, Inc.	Registered Trademark	Duocal (words only) serial # 76634685 Registration # 3,131,707
Wetzel Brothers, Inc.	Registered Service Mark	(design only) serial # 76574415 Registration # 2,937,480
Wetzel Brothers, Inc.	Registered Service Mark	Power Of Persuasion (words only) serial # 76574409 Registration # 2,980,563
Wetzel Brothers, Inc.	Registered Service Mark	Wetzel Brothers (words only) serial # 76574408 Registration # 2,965,973
Electric City Printing Company	Patent	Two-Step Metal Salicide Semiconductor Process Application # 08/828,428 U.S. Patent # 5,908,314 Filed: March 28, 1997 Issued: June 1, 1999

Schedule 3.16 - 2

Owner	Property Type	Property Description
Copy-Mor, Inc.	Canceled Service Mark	CMI (design plus words, letters, and/or numbers) serial # 74391265 Registration # 1,820,296
Copy-Mor, Inc.	Canceled Trademark	CMI The Print Monitor (design plus words, letters, and/or numbers) serial # 74646419 Registration # 1,960,147
Wace (U.S.A.), Inc.	Canceled Service Mark	The Etheridge Company (words only) serial # 74725939 Registration # 2,050,358
Due to the nature of its business, the Obligor also holds a variety of non-registered copyrights (including clip art, marketing brochures, etc.) which are not material to the operation of its business and which may be licensed to third parties in a variety of agreements (such as web site user agreements, etc.) which are not material to the operation of its business.
Also due to the nature of its business, the Obligor holds a variety of common law trademarks (including logos, slogans, etc.) and trade dress rights which are not registered and which are not material to the operation of its business.

Schedule 3.16 - 3

Schedule 3.19(a)
LOCATIONS OF REAL PROPERTY

Company	Address	City	County	State
Chas. P. Young Company	1616 McGowan	Houston	Harris	TX
Columbia Color, Inc.	12078 Florence Avenue	Santa Fe Springs	Los Angeles	CA
Consolidated Carqueville Printing Company	1541 Bourbon Parkway	Streamwood	Cook	IL
Consolidated Carqueville Printing Company	1536 Bourbon Parkway	Streamwood	Cook	IL
Tulsa Litho Company	4133 S. 72nd East Avenue	Tulsa	Tulsa	OK
Eagle Press, Inc.	8111 37th Avenue	Sacramento	Sacramento	CA
Electric City Printing Company	730 Hampton Road	Williamston	Anderson	SC
Frederic Printing Company	14701 East 38th Ave.	Aurora	Adams	CO
Garner Printing Company	1697 NE 53rd Ave	Des Moines	Polk	IA
GSL Fine Lithographers (f/k/a Georges & Shapiro Lithograph, Inc.)	8386 Rovana Circle	Sacramento	Sacramento	CA
Grover Printing Company	5829 Beverly Hill	Houston	Harris	TX
Heritage Graphics, Inc.	2926 North 33rd Ave	Phoenix	Maricopa	AZ
Ironwood Lithographers, Inc.	455 S. 52nd St	Tempe	Maricopa	AZ
Maximum Graphics, Inc.	1245 Lakeview Drive	Chaska	Carver	MN
Mobility, Inc.	6701 Janway Road	Richmond	Henrico	VA
Multiple Images Printing, Inc.	767 Industrial Dr	Elmhurst	Dupage	IL
Nies/Artcraft, Inc.	5900 Berthold Drive	St. Louis	St. Louis	MO
Precision Litho, Inc.	1185 Joshua Way & 2630 Business Park Drive	Vista	San Diego	CA
Printing , Inc.	344-356 North St. Francis	Wichita	Sedgwick	KS
Printing , Inc. (Metro Building)	627 East 3rd	Wichita	Sedgwick	KS
Printing . Inc. (Swiss Chalet)	622 East 3rd	Wichita	Sedgwick	KS
S&S Graphics, LLC	14880 Sweitzer Lane	Laurel	Prince Georges	MD
Spangler Graphics, LLC	2930 & 2950 South 44th Street	Kansas City	Wyandotte	KS
StorterChilds Printing Co., Inc.	1540 Waldo Road	Gainesville	Alachua	FL
Superior Colour Graphics, Inc.	381 South Pitcher Street	Kalamazoo	Kalamazoo	MI
Tewell Warren Printing Company	4710 Lipan	Denver	Denver	CO

Schedule 3.19(a) - 1

Company	Address	City	County	State
The Graphics Group, Inc.	2801-13 Taylor St	Dallas	Dallas	TX
The Graphics Group, Inc.	2802-22 Taylor St	Dallas	Dallas	TX
The Jarvis Press, Inc.	9112 Viscount	Dallas	Dallas	TX
The Jarvis Press, Inc.	9112 Permier Row	Dallas	Dallas	TX
The John C. Otto Company, Inc.	341 Shaker Road	East Longmeadow	Hampden	MA
The Printery, Inc.	2405 S. Moorland	New Berlin	Waukesha	WI
Theo Davis Sons Incorporated	1415 West Gannon Ave	Zebulon	Wake	NC
Tursack Incorporated	701 Hemlock Road	Morgantown	Berks	PA
Walnut Circle Press, Inc.	308 Friendship Drive	Greensboro	Guilford	NC
bigINK Mailing & Fulfillment Company (f/k/a Web Graphics, Inc.)	625 N. Washington	Wichita	Sedgwick	KS
Western Lithograph Company	4340 Directors Row	Houston	Harris	TX
Western Lithograph Company	4335 Directors Row	Houston	Harris	TX
Woodbridge Press, Inc.	3070 East Ceena Court	Anaheim	Orange	CA

Schedule 3.19(a) - 2

Schedule 3.19(b)
LOCATIONS OF COLLATERAL

Company	Address	City	County	State
A&A Amalgamated Printing Enterprises, Inc.	855 N. Cahuenga Blvd	Hollywood	Los Angeles	CA
AGS Custom Graphics, Inc.	8107 Bavaria Road	Macedonia	Summit	OH
American Lithographers, Inc.	2629 Fifth Street	Sacramento	Sacramento	CA
American Lithographers, Inc.	21062 Forbes Street	Hayward	Alameda	CA
Apple Graphics, Inc.	1857 Business Center Dr.	Duarte	Los Angeles	CA
Apple Graphics, Inc.	1858 Evergreen St.	Duarte	Los Angeles	CA
Automated Graphic Systems, Inc.	1090 Vermont Avenue NW	Washington, D.C.	District of Columbia	DC
Automated Graphic Systems, Inc.	2375 Harrisburg Pike	Columbus	Franklin	OH
Automated Graphic Systems, Inc.	179 Wayland Square	Providence	Providence	RI
Automated Graphic Systems, Inc.	530 New London Turnpike	Glastonbury	Hartford	CT
Automated Graphic Systems, Inc.	4590 Graphic Drive	White Plains	Charles	MD
Automated Graphics Systems, LLC	22001 Loudoun Country Pwky	Ashburn	Loudoun	VA
bigINK Mailing & Fulfillment Company	2901 S. Madison	Wichita	Sedgwick	KS
Bridgetown Printing Company	424 NW 14th Avenue	Portland	Mutnomah	OR
CDS Publications, Inc.	2661 South Pacific Highway	Medford	Jackson	OR
CDS Publications, Inc.	2603 South Pacific Highway	Medford	Jackson	OR
CDS Publications, Inc.	2055 Lars Way	Medford	Jackson	OR
Chas. P. Young Company	1616 McGowen	Houston	Harris	TX
Clear Visions, Inc.	121 Interpark Blvd, No. 1204	San Antonio	Bexar	TX
Clear Visions, Inc.	121 Interpark Blvd, No. 801	San Antonio	Bexar	TX
Columbia Color, Inc.	12078 Florence Avenue	Santa Fe Springs	Los Angeles	CA
Consolidated Carqueville Printing Company	1541 Bourbon Parkway	Streamwood	Cook	IL
Consolidated Carqueville Printing Company	1536 Bourbon Parkway	Streamwood	Cook	IL
Consolidated Graphics California	800 Corporate Way	Fremont	Alameda	CA
Consolidated Graphics, Inc. (Corporate Office)	Shell Two Plaza 910 Louisiana	Houston	Harris	TX
Consolidated Graphics, Inc. (Corporate Office)	5858 Westheimer Dr, Suite 200	Houston	Harris	TX
Copy-Mor, Inc.	1716 W. Grand Ave	Chicago	Cook	IL
Courier Printing Company	1 Courier Place	Smyma	Rutherford	TN
Eagle Press, Inc.	8131 37th Ave.	Sacramento	Sacramento	CA
Eagle Press, Inc.	8111 37th Ave	Sacramento	Sacramento	CA
Eastwood Printing Corporation	2901 Blake Street	Denver	Denver	CO
Electric City Printing Company	730 Hampton Road	Williamston	Anderson	SC
Emerald City Graphics, Inc.	23328 66th Ave	Kent	King	WA

Schedule 3.19(a) - 1

Company	Address	City	County	State
Fittje Brothers Printing Company	2668 Durango Drive	Colorado Springs	El Paso	CO
Fittje Brothers Printing Company	2802-52-Delta Dr.	Colorado Springs	El Paso	CO
Frederic Printing Company	14701 East 38th Ave.	Aurora	Adams	CO
Gamer Printing Company	1697 NE 53rd Ave	Des Moines	Polk	IA
Garner Publishing Company	1672 NE 53rd Ave	Des Moines	Polk	IA
Georges & Shapiro Lithograph, Inc.	8386 Rovana Circle	Sacramento	Sacramento	CA
Geyer Printing Company, Inc.	3700 Bigelow Blvd.	Pittsburgh	Allegheny	PA
Graphcom LLC	2300 Defoor Hills Road	Atlanta	Fulton	GA
Graphic Technology of Maryland, Inc.	8620 Old Dorsey Run Road	Jessup	Howard	MD
Grover Printing Company	5829 Beverly Hill	Houston	Harris	TX
H & N Printing & Graphics, Inc.	1913 Greenspring Dr	Timonium	Baltimore	MD
Heritage Graphics, Inc.	2926 North 33rd Ave	Phoenix	Maricopa	AZ
Heritage Graphics, Inc.	3328-30 West Thomas Road	Phoenix	Maricopa	AZ
Image Systems, Inc.	N94 W14530 Garwin Mace	Menomonee Falls	Milwaukee	WI
Ironwood Lithographers, Inc.	455 S. 52nd St	Tempe	Maricopa	AZ
Kelmscott Communications LLC	2485 Da Vinci	Irvine	Orange	CA
Kelmscott Communications LLC	1621 Browning	Irvine	Orange	CA
Keys Printing Company	1004 Keys Drive	Greenville	Greenville	SC
Lincoln Printing Corporation	3310 Congressional Parkway	Fort Wayne	Allen	IN
Lincoln Printing Corporation	2120 E. Washington Blvd Ste B	Fort Wayne	Allen	IN
Maryland Composition.com, Inc.	6711 Dover Rd	Glen Burnie	Anne Arundel	MD
Maryland Composition.com, Inc.	31 N. Lansdowne Ave	Landsdowne	Delaware	PA
Maximum Graphics, Inc.	1245 Lakeview Drive	Chaska	Carver	MN
McKay Press, Inc.	215 State Street	Midland	Midland	MI
Mercury Printing Company, Inc.	4650 Shelby Air Drive	Memphis	Shelby	TN
Metropolitan Printing Service, Inc.	728 South Morton	Bloomington	Monroe	IN
Metropolitan Printing Service, Inc.	720 South Morton	Bloomington	Monroe	IN
Mobility, Inc.	6701 Janway Road	Richmond	Henrico	VA
Mount Vernon Printing Company	3229 Hubbard Road	Landover	Prince Georges	MD
Multiple Images Printing, Inc.	767 Industrial Dr	Elmhurst	Dupage	IL
Nies/Artcraft, Inc.	5900 Berthold Avenue	St. Louis	St. Louis	MO
Nies/Artcraft, Inc.	1401 Pierce Avenue	St. Louis	St. Louis	MO
Piccari Press, Inc.	315 West Street RD.	Warminster	Bucks	PA
Precision Litho, Inc.	1185 Joshua Way &	Vista	San Diego	CA
Precision Litho, Inc.	2630 Business Park Drive	Vista	San Diego	CA
Precision Litho, Inc.	1280 Activity Dr. #A6331	Vista	San Diego	CA
Pride Printers	215 Salem Street	Woburn	Middlesex	MA

Schedule 3.19(a) - 2

Company	Address	City	County	State
Printing , Inc.	344-356 North St. Francis	Wichita	Sedgwick	KS
Printing , Inc. (Mercury Web)	2955 South Kansas	Wichita	Sedgwick	KS
Printing , Inc. (Metro Building)	627 East 3rd	Wichita	Sedgwick	KS
Printing Control Services Incorporated	1011 Andover Park East	Tukwila	King	WA
Printing Corporation of America	15 West Aylesbury Rd	Timonium	Baltimore	MD
Printing, Inc. (Swiss Chalet)	622 East 3rd	Wichita	Sedgwick	KS
Rush Press, Inc.	3553 California Street	San Diego	San Diego	CA
Rush Press, Inc.	3554 Kettner Blvd.	San Diego	San Diego	CA
S&S Graphics, Inc.	14880 Sweitzer	Laurel	Prince Georges	MD
Spangler Graphics LLC	2930 South 44th Street	Kansas	Wyandotte	KS
Spangler Graphics LLC	2950 South 44th Street	Kansas	Wyandotte	KS
StorterChilds Printing Co., Inc.	1540 Waldo Road	Gainesville	Alachua	FL
Superior Colour Graphics, Inc.	381 South Pitcher Street	Kalamazoo	Kalamazoo	MI
Tewell Warren Printing Company	4710 Lipan	Denver	Denver	CO
The Etheridge Company	2450 Oak Industrial NE	Grand Rapids	Kent	MI
The Graphics Group, Inc.	2802-22 Taylor St	Dallas	Dallas	TX
The Jarvis Press, Inc.	9112 Viscount	Dallas	Dallas	TX
The Jarvis Press, Inc.	8939 Premier Row	Dallas	Dallas	TX
The Jarvis Press, Inc.	9119 Premier Row	Dallas	Dallas	TX
The Jarvis Press, Inc.	connecting 9112 Viscount & 9109 Premier Row	Dallas	Dallas	TX
The Jarvis Press. Inc.	9109 Premier Row	Dallas	Dallas	TX
The John C. Otto Company, Inc.	341 Shaker Road	East Longmeadow	Hampden	MA
The John C. Otto Company, Inc.	6 Pearson Way	Enfield	Hartford	CT
The Printery, Inc.	2405 S. Moorland	New Berlin	Waukesha	WI
The Printery, Inc.	6400 Gisholt Drive	Madison	Dane	WI
The Printery, Inc.	2646 S.162nd Street	New Berlin	Waukesha	WI
Theo Davis Sons, Inc.	1415 West Gannon Ave	Zebulon	Wake	NC
Thousand Oaks Printing & Specialties, Inc.	31333 Agoura Road	Westlake Village	Los Angeles	CA
Thousand Oaks Printing & Specialties, Inc.	5334 Sterling Center Dr	Westlake Village	Los Angeles	CA
Tucker Printers, Inc.	270 Middle Road	Henrietta	Monroe	NY
Tulsa Litho Company	4129-4133 South 72nd East Ave	Tulsa	Tulsa	OK
Tulsa Litho Company	7601 East 46th Street	Tulsa	Tulsa	OK
Tulsa Litho Company	2757 South Memorial Drive	Tulsa	Tulsa	OK
Tursack, Inc.	5064 Horseshoe	Honey Brook	Chester	PA
Tursack, Inc.	701 Hemlock Road	Morgantown	Berks	PA
Valcour Printing	400 Valley School Drive	St. Louis	St. Louis	MO
Walnut Circle Press, Inc.	308 Friendship Drive	Greensboro	Guilford	NC

Schedule 3.19(a) - 3

Company	Address	City	County	State
Watermark Press, Ltd	950 Tennessee Street	San Francisco	San Francisco	CA
Web Graphics, Inc.	625 N. Washington	Wichita	Sedgwick	KS
Wentworth Corporation	103 A/B N. 12th Street	West Columbia	Lexington	SC
Wentworth Printing Corporation	101 N. 12th St	West Columbia	Lexington	SC
Western Lithograph Company	4340 Directors Row	Houston	Harris	TX
Western Lithograph Company	4335 Directors Row	Houston	Harris	TX
Westland Printers	15421 Old Columbia Pike	Burtonsville	Montgomery	MD
Wetzel Brothers, Inc.	2401 E. Edgerton Ave.	Cudahy	Milwaukee	WI
Wetzel Brothers, LLC	6221B Ace Industrial Drive	Cudahy	Milwaukee	WI
Woodridge Press, Inc.	3070 E. Ceena Ct	Anaheim	Orange	CA
In addition, the Borrower and/or its Subsidiaries have tangible personal property located at Remote Sales Offices (as defined in Credit Agreement)
In addition to the locations above, the Borrower and/or its Subsidiaries have tangible personal property of the following types and at the following locations:

Collateral Type	Location
Cash and Cash Equivalents	Financial institutions and in transit
Deposit Accounts	Financial institutions and in transit
Documents	Off-site storage and in transit
Equipment
Off-site storage for repairs or storage, in transit between Subsidiaries, in transit to or from locations listed above related to purchase, sale, repair or storage, and, in the case of vehicles, at other locations in the ordinary course of business

Instruments	In transit
Inventory	Customer or supplier locations, off-site storage, and in transit to or from the sites listed above
Books, records, files, etc.	Off-site storage and in transit

Schedule 3.19(a) - 4

Schedule 3.19(c)
CHIEF EXECUTIVE OFFICES
As of Closing Date

Operating Companies	Location of Chief Executive Office
A&A Amalgamated Printing Enterprises, Inc.	855 N. Cahuenga Blvd, Hollywood CA 90038
American Lithographers, Inc.	2629 Fifth Street, Sacramento, CA 95818
Apple Graphics, Inc.	1858 Evergreen Street, Duarte, CA 91010
Automated Graphic Imaging/Copy Center, Inc.	1090 Vermont Avenue NW, Washington DC 20005
AGS Custom Graphics, LLC	8107 Bavaria Road, Macedonia, OH 44056
Automated Graphic Systems, Inc.	4590 Graphic Drive, White Plains, MD 20695
bigINK Mailing & Fulfillment Company	2901 S. Madison, Wichita KS 67216
Bridgetown Printing Co.	424 N.W. 14th Avenue, Portland, OR 97209
CDS Publications, Inc.	2661 South Pacific Highway, Medford OR 97501
Chas. P. Young Company	1616 McGowen, Houston, TX 77004
Clear Visions, Inc.	121 Interpark Blvd., #801, San Antonio, TX 78216
Consolidated Carqueville Printing Company	1536 Bourbon Parkway, Streamwood, IL 60107
Copy-Mor, Inc.	1716 West Grand Ave, Chicago, IL 60622
Courier Printing Company	1 Courier Place, Smyrna, TN 37167
Digital Direct, Inc.	5064 Horseshoe Pike #100, Honey Brook Ind Cen, Honey Brook, PA 19344
Eagle Press, Inc.	8111 37th Avenue, Sacramento, CA 95824
Electric City Printing Company	730 Hampton Road, Williamston SC 29697
Emerald City Graphics, Inc.	23328 66th Avenue South, Kent, WA 98032
Fittje Bros. Printing Co.	2822 Delta Drive, Colorado Springs, CO 80910
Frederic Printing Company	14701 E. 38th Avenue, Aurora, CO 80011
Garner Printing Company	1697 N.E. 53rd Avenue, Des Moines, IA 50313
GSL Fine Lithographers	8386 Rovana Circle, Sacramento, CA 95828
Geyer Printing Company, Inc.	3700 Bigelow Blvd., Pittsburgh, PA 15213
Graphcom LLC	2300 Defoor Hills Road, Atlanta GA 30318
Graphic Technology of Maryland, Inc.	8620 Old Dorsey Run Road, Jessup, MD 20794
Grover Printing Company	5829 Beverly Hill, Houston, TX 77057
H & N Printing & Graphics, Inc.	1913 Greenspring Drive, Timonium, MD 21093
Heritage Graphics, Inc.	2926 N. 33rd Avenue, Phoenix, AZ 85017
Image Systems, Inc.	N94 W14530 Garwin Mace Drive, Menomonee Falls, WI 53051
Ironwood Lithographers, Inc.	455 S. 52nd Street, Tempe, AZ 85281
Kelmscott Communications LLC	2485 Da Vinci, Irvine CA 92614
Keys Printing Company	1004 Keys Drive, Greenville, SC 29615
Lincoln Printing Corporation	3310 Congressional Parkway, Fort Wayne, IN 46808

Schedule 3.19(c) - 1

Operating Companies	Location of Chief Executive Office
Maryland Composition.com, Inc.	6711 Dover Road, Baymeadow Ind Park, Glen Burnie, MD 21060
Maximum Graphics, Inc.	1245 Lakeview Drive, Chaska MN 55318
McKay Press, Inc.	215 State Street, Midland, MI 48640
Mercury Printing Company, Inc.	4650 Shelby Air Drive, Memphis, TN 38118
Mercury Web Printing, Inc.	2955 South Kansas, Wichita, KS 67202
Metropolitan Printing Services, Inc.	720 South Morton, Bloomington, IN 47403
Mobility, Inc.	6701 Janway Road, Richmond, VA 23228
Mount Vernon Printing Company	3229 Hubbard Road, Landover, MD 20785
Multiple Images Printing, Inc.	767 Industrial Drive, Elmhurst, IL 60126
Nies/Artcraft, Inc.	5900 Berthold Avenue, St. Louis MO 63110
Piccari Press, Inc.	315 West Street Road, Warminster, PA 18974
Precision Litho, Inc.	1185 Joshua Way, Vista, CA 92083
Pride Printers, Inc.	215 Salem Street, Woburn, MA 01801
Printing Control Services Incorporated	1011 Andover Park East, Tukwila WA 98188
Printing Corporation of America	15 West Aylesbury Road, Timonium, MD 21093
Printing, Inc.	344 North St. Francis, Wichita, KS 67202
Rush Press, Inc.	3553 California Street, San Diego, CA 92101
S & S Graphics, LLC	14880 Sweitzer Lane, Laurel, MD 20707
Spangler Graphics LLC	2930 South 44th Street, Kansas City KS 66106
StorterChilds Printing Co., Inc.	1540 NE Waldo Road, Gainesville, FL 32641
Superior Colour Graphics, Inc.	381 South Pitcher St, Kalamazoo, MI 49005
Tewell Warren Printing Company	4710 Lipan Street, Denver, CO 80211
The Etheridge Company	2450 Oak Industrial Dr, Grand Rapids, MI 49505
The Graphics Group, Inc.	2800 Taylor Street, Dallas, TX 75226
The Jarvis Press, Inc.	9112 Viscount Row, Dallas, TX 75247
The John C. Otto Company, Inc.	341 Shaker Road, East Longmeadow, MA 01028
The Printery, Inc.	2405 South Moorland Rd, New Berlin, WI 53151
Theo. Davis Sons, Incorporated	1415 W. Gannon (Hwy 97 W), Zebulon, NC 27597
Thousand Oaks Printing and Specialties, Inc.	5334 Sterling Center Drive, Westlake Village, CA 91361
Tucker Printers, Inc.	270 Middle Road, Henrietta, NY 14467
Tulsa Litho Company	2757 S. Memorial Drive, Tulsa, OK 74129
Tursack Incorporated	701 Hemlock Road, Morgantown Business Park, Morgantown, PA 19643
Valcour Printing, Inc.	400 Valley School Drive, Valley Park MO 63088
Walnut Circle Press, Inc.	308 Friendship Drive, Greensboro, NC 27409
Watermark Press, Ltd	950 Tennessee Street, San Francisco CA 94107
Wentworth Corporation	101 N. 12th Street, West Columbia, SC 29169
Western Lithograph Company	4335 Directors Row, Houston, TX 77092
Westland Printers, Inc.	15421 Old Columbia Pike, Burtonsville, MD 20866
Wetzel Brothers, LLC	2401 E. Edgerton Ave, Cudahy, WI 53110

Schedule 3.19(c) - 2

Operating Companies	Location of Chief Executive Office
Woodridge Press, Inc.	3070 E. Ceena Court, Anaheim, CA 92806
Non-Operating Companies
Consolidated Graphics, Inc. (the “Borrower”)	5858 Westheimer, Suite 200, Houston, TX 77057
CGML General Partner, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
CGML, LLC	103 Foulk Road, Suite 202 Wilmington, DE 19803
CGX California Contractors, Inc.	5858 Westheimer, Suite 200 Houston TX 77057
Consolidated Graphics Development Company	103 Faulk Road, Suite 202, Wilmington, DE 19803
Consolidated Graphics Development LLC	103 Faulk Road, Suite 202, Wilmington, DE 19803
Consolidated Graphics Management, Ltd.	5858 Westheimer, Suite 200, Houston, TX 77057
Consolidated Graphics Properties, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Consolidated Graphics Properties II, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Graphion, Inc.	5858 Westheimer, Suite 200 Houston TX 77057
Gulf Printing Company	5858 Westheimer, Suite 200, Houston, TX 77057
S&S Graphics Property, LLC	5858 Westheimer, Suite 200 Houston TX 77057
Spangler Graphics Property, LLC	5858 Westheimer, Suite 200 Houston TX 77057
Superb Printing Company	5858 Westheimer, Suite 200, Houston, TX 77057
Columbia Color, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Consolidated Graphics Services, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
CGXmedia, Inc	5858 Westheimer, Suite 200, Houston, TX 77057
Inactive or Dormant Companies
Austin Printing Company, Inc.	5858 Westheimer, Suite 200 Houston TX 77057
Byrum Lithographing Co.	5858 Westheimer, Suite 200, Houston, TX 77057
Chas. P. Young Company, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Consolidated Graphics California	5858 Westheimer, Suite 200 Houston TX 77057
Direct Color, Inc.	5858 Westheimer, Suite 200 Houston TX 77057
Eastwood Printing Corporation	5858 Westheimer, Suite 200 Houston TX 77057
Gilliland Printing, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Graphic Communications, Inc.	5858 Westheimer, Suite 200 Houston TX 77057
Gritz-Ritter Graphics, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Heath Printers, Inc.	5858 Westheimer, Suite 200, Houston, TX 77057
Maxwell Graphic Arts, Inc.	5858 Westheimer, Suite 200 Houston TX 77057
Serco Forms, LLC	5858 Westheimer, Suite 200 Houston TX 77057
Web Graphics, Inc.	5858 Westheimer, Suite 200 Houston TX 77057

Schedule 3.19(c) - 3

Schedule 3.22
Labor Matters
As of Closing Date
Collective Bargaining Agreements

Expiration
Company	Union	Contract Date	Date
Bridgetown Printing Co. Portand, OR	Graphic Communications International Union Local 767-M	June 1, 2005	February 29, 2008
Mount Vernon Landover, MD	Graphic Communications International Union Local 72-C	March 11, 2004	March 10, 2008
American Lithographers Hayward, CA	Graphic Communications District Council No. 2, Local 388M	May 1, 2004	December 31, 2008
American Lithographers Sacramento, CA	Graphic Communications District Council No. 2, Local 388M	December 16, 2000	April 30, 2005 In Negotiations
Consolidated Carqueville Printing Streamwood, IL	Graphic Communications Chicago Local 458M G.C.C./I.B.T.	June 1, 2006	May 31, 2009
Eagle Press Sacramento, CA	Graphic Communications International Union Local 583-M	December 31, 2005	December 31, 2008
Eastwood Printing Corporation Aurora, CO	Graphic Communications International Union Local 440	October 10, 2005	October 9, 2007
Garner Printing Company Des Moines, IA	Graphic Communications International Union Local 157-M	March 1, 2005	February 28, 2008
Geyer Printing Company (Bindery) Pittsburgh, PA	Graphic Communications International Union Local 24-M	June 30, 2003	May 1, 2007
Geyer Printing Company (Litho) Pittsburgh, PA	Graphic Communications International Union Local 24-M	June 30, 2003	May 1, 2007
Lincoln Printing Fort Wayne, IN	Graphic Communications Union No. 19-M	October 1, 2004	September 1, 2008
Nies/Artcraft Printing (Bindery) St. Louis, MO	Graphic Communications Local No. 6-505	July 1, 2003	December 31, 2007
Nies/Artcraft Printing (Litho) St. Louis, MO	Graphic Communications Local No. 6-505	July 1, 2003	December 31, 2007
Printing, Inc. (Bindery) Wichita, KS	Graphic Communications Local No. 575	January 1, 2005	December 31, 2007
Printing, Inc. (Litho) Wichita, KS	Graphic Communications Local No. 575	January 1, 2005	December 31, 2007
Western Lithograph Houston, TX	Graphic Communications International Union, Local 71-M	July 1, 2004	June 30, 2007
MULTI-EMPLOYER PLANS
Execept for Printing, Inc., all of the companies shown above have employees who participate in Multi-Employer Plans. As part of collective bargaining agreements, these companies are required to deduct amounts from the paychecks of specific employees and to pay such amounts to the specified Multi-Employer Plans.

Schedule 3.24
Material Contracts As
of Closing Date
NONE.

Schedule 4.1(h)
FORM OF SOLVENCY CERTIFICATE
The undersigned                                          of CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Borrower individually and the Credit Parties, taken as a whole and is duly authorized to execute this certificate on behalf of the Borrower.
Reference is made to that Credit Agreement, dated as of October 6, 2006, among the Borrower, the other Credit Parties identified therein, the Lender, the other banks and financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.
1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Borrower, individually, and the Credit Parties, taken as a whole, as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with making of the Loans under the Credit Agreement.
2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.
BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans:
A. The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.
B. The Borrower and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.
C. The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of the Borrower and its Subsidiaries, on a consolidated basis, would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrower and its Subsidiaries are engaged or are to engage.

D. The present fair saleable value of the consolidated assets of the Borrower and its Subsidiaries is not less than the amount that will be required to pay the probable liability on the debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured.
IN WITNESS WHEREOF, the undersigned has executed this Certificate this     day of                                         , 2006, in his capacity as the                                          of the Borrower.

Name:
Title:

STATE OF                     )
                                        )
COUNTY OF                          )
VERIFICATION
The undersigned, being first duly sworn, deposes and says that he is the ___ of Consolidated Graphics, Inc., a Texas corporation, that he has read the foregoing and to his personal knowledge the matters and statements contained therein are true and accurate.
This the ___day of ___, 2006.

Sworn to and subscribed before me
this ___day of ___, 2006.

Notary Public
My Commission Expires:

Schedule 4.1(t)
FORM OF COVENANT COMPLIANCE CERTIFICATE
I,                                         ,                                          [Title] of CONSOLIDATED GRAPHICS, INC., a Texas corporation (the “Borrower”), hereby certify on behalf of the Borrower that, with respect to that certain Credit Agreement dated as of October 6, 2006 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties identified therein, the Lender, the other banks and financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, (a) delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Sections 5.9, 6.1 and 6.4(b) of the Credit Agreement as of the last day of the fiscal quarter ending                     , 200    and (b) to the best of my knowledge, each of the Credit Parties during the period covered by the financial statements delivered in connection with this Covenant Compliance Certificate observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Credit Agreement to be observed, performed or satisfied by it, and that I have obtained no knowledge of any Default or Event of Default except as specified on an attachment hereto.
Executed this         day of                     , 20   .

CONSOLIDATED GRAPHICS, INC.,
a Texas corporation

By:
Name:

Title:

Schedule 5.5(b)
Insurance

	Policy	Expiration
Carrier	Number	Date	Type of Coverage	Coverage Limits
Steadfast	MPL9306317-01	01-Oct-04	Property Boiler & Machinery Business Interruption	200,000,000 100,000,000 200,000,000
Clarendon/Glenco/ Empire indemnity	30201EQ-1	01-Oct-04	DIC (Excess Flood & Earthquake)	20,000,000
Great American	CRP268768501	01-Oct-04	Crime	2,000,000
Sentry	900437401,-02	01-Oct-04	Workers Compensation	Statutory
Sentry	900437407	01-Oct-04	General Liability	2,000,000
Sentry	900437404,-05,-03	01-Oct-04	Auto Liability	1,000,000
CNA	CUP271046979	01-Oct-04	Umbrella (Primary)	10,000,000
Great American	TUE662778501	01-Oct-04	Umbrella (Excess)	40,000,000
Gulf	GU0450135	01-Oct-04	Cyber Liability	5,000,000
Fireman’s Fund	CDO00085983	01-Oct-04	D & O Liability	5,000,000
AIG	3608505	01-Oct-04	Fiduciary Liability	3,000,000
Gulf	GU6621170	01-Oct-04	Printer’s E & O	10,000,000

Schedule 5.10
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (the “Agreement”), dated as of                     ,      , is by and between                                         , a                                          (the “Subsidiary Guarantor”), and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent under that certain Second Amended and Restated Credit Agreement (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”), dated as of October 6, 2006, by and among CONSOLIDATED GRAPHICS, INC., a Texas corporation, as Borrower, and certain Subsidiaries of the Borrower as Guarantors, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). All of the defined terms in the Credit Agreement are incorporated herein by reference.
The Subsidiary Guarantor is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.
Accordingly, the Subsidiary Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Article III of the Credit Agreement and (ii) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent and the Issuing Lender as provided in the Credit Agreement the prompt payment and performance of the Credit Party Obligations of the Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations of the Borrower, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

2. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to each and every Security Document, and shall have all the obligations of an “Obligor” and a “Pledgor” (as such terms are defined in the respective Security Documents) thereunder as if it had executed each and every Security Document. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in each and every Security Document. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary Guarantor in and to all Collateral and Pledged Collateral (as such terms are defined in the respective Security Documents) of the Subsidiary Guarantor.
3. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Documents are hereby amended to provide the information shown on the attached Schedule A.
4. The Borrower confirms that all of its obligations under the Credit Agreement are, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Credit Party Obligations,” as used in the Credit Agreement, shall include all obligations of such Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.
5. The Subsidiary Guarantor hereby agrees that upon becoming a Guarantor it will assume all Credit Party Obligations of a Guarantor as set forth in the Credit Agreement.
6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.
7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

CONSOLIDATED GRAPHICS, INC.

By

Title

[SUBSIDIARY GUARANTOR]

By

Title

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By

Title

SCHEDULE A
to
Joinder Agreement
Schedules to Credit Agreement

Schedule 6.1(b)
INDEBTEDNESS
Indebtedness of Consolidated Graphics, Inc., and Subsidiaries
At October 6, 2006

			Date of	Maturity	Interest	Original	Balance at
Lender	Obligor	Collateral	Note	Date	Rate	Amount	06/30/06

Indebtness under Exisiting Revolving Credit							35,000,000

Purchase Money Indebtness (Section 6.1(c))

Komori Notes
Emerald City		L640-III	1-Jul-00	1-Mar-11	6.7700%	1,751,655	918,672
Metropolitan		L640-III	1-Jul-00	1-Apr-11	7.0800%	2,035,710	1,086,449
Western Lithograph-1		L640-III	1-Jul-00	1-Apr-11	7.0800%	1,651,834	881,586
American Litho-Hayward		L640-Series 15	13-Aug-02	1-Oct-10	5.4203%	1,477,875	883,411
American Litho-Sacramento		L640-Series 15	20-Aug-02	1-Oct-10	5.5200%	1,520,125	910,212
Mount Vernon Printing		LS640-Series 4045	14-Aug-03	1-Dec-11	5.8504%	1,132,540	837,619
Wetzel Brothers		LS640-Series 4045	1-Feb-05	1-Feb-13	5.55%	2,375,000	2,086,645
AGS Custom Graphics		LS840 Prefector-Series 4045	1-Feb-05	1-Feb-13	5.55%	2,450,000	2,142,631
Consolidated Carqueville		LS640-Series 4045	1-Feb-05	1-Feb-13	5.55%	1,825,000	1,581,374
							11,328,599

Amegy Bank
Automated Graphics System,LLC		IGEN3 Docucolor	12-Mar-04	28-Feb-09	4.1700%	539,795.00	287,891
Consolidated Graphics California		IGEN3 Docucolor	12-Mar-04	28-Feb-09	4.1700%	546,077.00	291,241
Thousand Oaks Printing		6060Docucolor/2 Imagerunner 110	12-Mar-04	28-Feb-09	4.1700%	624,301.00	332,960
Copy-Mor, Inc.		Docucolor 6060	18-Mar-04	28-Feb-09	4.1700%	151,750.00	80,933
Tucker Printers, Inc.		IGEN3 Docucolor	12-Mar-04	28-Feb-09	4.1700%	486,801.00	259,627
Emerald City Graphics, Inc.		Docucolor 6060	29-Mar-04	28-Feb-09	4.2200%	157,644.00	84,077
Garner Printing Company		Docucolor 6060	15-Apr-04	30-Apr-09	4.6200%	145,494.00	82,447
Wentworth Corporation		Docucolor 6060	27-Apr-04	30-Apr-09	4.7800%	228,593.00	129,536
Keys Printing		Docucolor 6060/Ikon 9110	21-May-04	30-Apr-09	5.4100%	432,644.56	245,165
Clear Visions Inc.		IGEN3 Docucolor	21-May-04	30-Apr-09	5.4100%	519,795.00	294,551
Jarvis Press		IGEN3 Docucolor	28-Jun-04	30-Jun-09	5.5300%	520,697.07	312,418
Digital Direct		IGEN3 Docucolor	28-Jun-04	30-Jun-09	5.5300%	501,065.00	300,639
McKay Press		IGEN3 Docucolor	15-Oct-04	30-Sep-09	5.1300%	585,300.00	380,445
Copy-Mor Inc.		IGEN3 Docucolor	8-Jul-05	30-Jun-10	6.0200%	556,550.00	445,240
							3,573,056

1

			Date of	Maturity	Interest	Original	Balance at
Lender	Obligor	Collateral	Note	Date	Rate	Amount	06/30/06

Bank of America
Courier Printing		M600 Web Press	1-Jul-03	30-Jun-10	4.6500%	6,116,758	4,281,731
Chas P. Young		iGen3 Digital Press	31-Dec-03	31-Dec-08	4.6100%	509,796	254,898
Courier Printing		Rotary Trimming Sys	31-Dec-03	31-Dec-08	4.6100%	187,072	93,536
Carqueville Printing		Polar Cutter	25-Mar-04	31-Mar-09	3.9400%	216,257	118,941
Precision Litho		CD102-6+L	25-Mar-04	31-Mar-11	4.7200%	1,760,810	1,194,834
Copy-Mor Inc		SM102-6P+L	25-Mar-04	31-Mar-11	4.7200%	1,354,145	918,884
Apple Graphics		SM74-6+L	25-Mar-04	31-Mar-11	4.7200%	657,655	446,266
Western Lithograph		Evoline 102-E Cutter	30-Mar-04	31-Mar-09	3.9400%	315,000	173,250
Wetzel Brothers		Litho Laminator/Mounter	30-Mar-04	31-Mar-09	3.9400%	375,000	206,250
Precision Litho		Evoline 102-E Cutter	30-Mar-04	31-Mar-09	3.9400%	339,413	186,677
Printing Inc		Evoline 102-E Cutter	10-Jun-04	31-May-09	5.1400%	315,000	183,750
Thousand Oaks Printing		Evoline 102-E Cutter	10-Jun-04	31-May-09	5.1400%	340,988	198,909
Walnut Circle Press		Evoline 102-E Cutter	10-Jun-04	31-May-09	5.1400%	315,080	183,797
GSL Fine Lithographers (f/k/a Georges & Shapiro Lithograph)		Evoline 102-E Cutter	10-Jun-04	31-May-09	5.1100%	339,413	197,991
Copy-Mor Inc		Muller Martini Perfect Binder	10-Jun-04	31-May-09	5.1100%	595,000	347,083
The Graphics Group		Polar Cutter ED115 cutter	10-Jun-04	31-May-09	5.1100%	156,307	91,179
S&S Graphics, LLC		Evoline 102-E Cutter & A2 Folder/gluer	30-Dec-04	31-Dec-09	5.1400%	572,10	0 400,470
Ironwood Lithographers		Evoline 102-E Cutter	30-Dec-04	31-Dec-09	5.1400%	315,000	220,500
Emerald City Graphics		Evoline 102-E Cutter	30-Dec-04	31-Dec-09	5.1400%	315,000	220,500
Copy-Mor, Inc.		iGen3 Digital Press	23-Dec-05	31-Dec-10	5.9503%	572,500	515,250
CDS Publications, Inc		Nexpress 2100 Digital	23-Dec-05	31-Dec-10	5.9503%	445,372	400,835
Frederic Printing Company		KBA 8-color Planeta	30-Dec-06	31-Dec-10	5.9503%	813,324	731,992
CDS Publications, Inc		Nexpress 2100 Digital	31-Mar-06	31-Mar-11	6.2203%	445,372	423,103
Maximum Graphics Inc.		Cannon Micr Station / copiers	31-Mar-06	31-Mar-11	6.2203%	361,306	343,241
Keys Printing Company		Polar cutting system	31-Mar-06	31-Mar-11	6.2203%	313,573	297,894
							12,631,760

Bank of Texas Notes
McKay Press		Komori LS640	31-Jan-06	31-Jan-14	6.2800%	1,829,388	1,754,359
S&S Graphics		Komori LS640	31-Jan-06	31-Jan-14	6.2800%	1,744,021	1,672,493
Keys Printing		Komori LS640	31-Jan-06	31-Jan-14	6.2800%	1,798,755	1,724,982
Ironwood Lithographers		Komori LS640	17-Mar-06	31-Mar-14	6.6600%	1,633,652	1,598,605
Printing, Inc.		Komori LS640	17-Mar-06	31-Mar-14	6.6600%	1,829,149	1,789,907
							8,540,346

2

			Date of	Maturity	Interest	Original	Balance at
Lender	Obligor	Collateral	Note	Date	Rate	Amount	06/30/06

Other Equipment Notes
T/O Printing-GECC		Komori L628	01-Nov-96	1-Sep-03	6.8750%	4,108,643	634,940
Printing Control—US Bank		CD102-6+L	21-Sep-99	1-Nov-07	7.1330%	2,100,000	614,694
CGX—Bank of Texas		prepress	25-Jul-05	31-Jul-10	6.1500%	4,164,164	3,400,734
Graphcom-GECC		Komori L640C	28-Nov-00	2-Feb-09	8.0590%	2,009,830	1,221,638
Graphcom-EKCC		prepress	01-Aug-02	1-Aug-07	7.0998%	322,690	86,083
							5,958,089

Total Purchase Money Indebtness at 6/30/06							42,031,851

Indebtness under Hedging Agreements (Section 6.1(e))							0

Indebtness under Letters of Credit (Section 6.1(f))
L/C for $1,420,696 supporting Etheridge IRB (see other indebtness below)
L/C for $1,452,267 supporting Keys IRB (see other indebtness below)
L/C for $2,905,467 supportin Electric City IRB (see other indebtness below)
L/C for $1,522,500 supporting Electric City IRB (see other indebtness below)
L/C for $100,000 providing deposit on lease for American Litho
L/C for $1,200,786 providing support for pension obligations for Nies/Artcraft
L/C for $480,580 providing support of supplemental retirement and disablity fund for Nies/Artcraft							1,781,366

Indebtness under Performance, Surety or Other Bonds (Section 6.1(g))							0

Guaranty Obligations (Section 6.1(h))							0

Other Indebtness (Section 6.1(b))
JPMorgan Chase Unsecured Note		N/A	30-Nov-04	30-Nov-06	Varible	5,000,000	4,473,334
Wells Fargo Unsecured Note		N/A	30-Nov-05	30-Nov-05	Varible	5,000,000	4,177,033
Etheridge-IRB		N/A	01-Jun-94	1-Jan-09	Varible	3,645,000	1,395,000
Key IRB		N/A	01-Nov-95	1-Nov-10	Varible	4,000,000	1,400,000
Electric City-IRB Series 1994		N/A	28-Jun-94	1-Oct-12	Varible	3,300,000	1,400,000
Electric City-IRB Series 2001		N/A	09-May-00	1-Jul-12	Varible	4,000,000	2,800,000
Smurfit—Promissory Note		AmLitho Purchase	4-Feb-02	4-Feb-08	Varible	5,459,137	1,819,712

3

			Date of	Maturity	Interest	Original	Balance at
Lender	Obligor	Collateral	Note	Date	Rate	Amount	06/30/06

S&S - Mortgage		Real Estate	18-Jun-99	1-Jul-09	8.5000%	4,623,284	4,447,499
Tewell Warren-Mortgage		Real Estate	17-Jan-94	1-Dec-08	Varible	400,000	98,407
Rush—Building Renovations		N/A	1-Jul-00	9-Nov-09	5.6600%	400,000	145,306
Printing Inc—Building Renovations		Real Estate	1-Oct-04	1-Sep-14	6.0000%	300,000	261,178
CDS-NEC Financial		Phone System	31-Mar-03	28-Feb-07	10.2800%	38,013	14,067
CDS-Wells Fargo		Double sided proofer	10-Oct-03	1-Oct-08	7.5400%	30,328	19,719
CDS-Wells Fargo		NuTech M120 sheeter	01-Aug-04	31-Jul-08	7.4800%	126,478	79,220
CDS-Hyster Sales		3 forklifts	01-Oct-04	30-Sep-08	8.4000%	15,277	9,867
		Cannon Imagerunner
Maximum-Loffler		5000	05-Nov-03	5-Oct-06	4.4000%	10,516	2,275
Maximum-Wells Fargo		Buskro Inkjet	29-Sep-04	29-Sep-09	7.6100%	57,697	42,928
Maximum-GECC		hasler Mail Machine	11-Dec-04	11-Dec-09	10.1900%	11,778	8,780
Maximum-Wells Fargo		Smith water treatment	10-Dec-04	10-Dec-09	8.6500%	11,227	8,525
Orange County-Fleet Business		Creo CTP	01-Oct-03	1-Sep-07	8.3600%	73,967	38,908
Orange County-IOS Capital		Cannon Copiers	03-Aug-03	3-Jul-08	6.8000%	14,564	9,485
Spangler-Security Equipment		SEI Security System	01-Apr-03	1-Jan-08	19.5800%	11,100	7,231
Watermark-Creo Financial		Integris 800	18-Aug-03	1-Jun-07	9.6800%	9,716	4,433
Watermark-Fleet Business		Printergy software & server	15-Jan-04	15-Nov-07	8.1800%	42,276	22,959

Total Other Indebtness as of 6/30/06							22,685,865

Grand Total							101,499,083

4

SCHEDULE 10.3
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor:
2. Assignee:                                                                  [and is an Affiliate/Approved Fund of                                         ]
3. Borrower(s):
4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement.
5. Credit Agreement: The Credit Agreement dated as of October 6, 2006 among Consolidated Graphics, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.
6. Assigned Interest:

Aggregate Amount of	Amount of	Percentage Assigned of
Commitment/Revolving	Commitment/Revolving	Commitment/Revolving
Loans for all Lenders	Loans Assigned	Loans[1]
$	$	%

Effective Date:                                         , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:
Consented to and Accepted:
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:
[Consented to:]2
[NAME OF RELEVANT PARTY]

By:
Title:
1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Loans of all Lenders thereunder.
2 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Revolving Loans or the Credit Documents.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

Schedule 11.2
NOTICES/LENDERS’ LENDING OFFICES

JPMorgan Chase Bank, N.A.
712 Main Street
Houston, Texas 77002
Attention: Steve Krueger
Telecopier: 713-216-1851
Telephone: 713-216-1702
Email: steven.c.krueger@chase.com
Wells Fargo Bank, National Association
1000 Louisiana St.
3rd Floor
MACT5001-031
Houston, TX 77002
Attention: Mike Sultanik

Telephone:	713-319-1387
Facsimile:	713-739-1086
Email: sultanm@wellsfargo.com
Comerica Bank
One Shell Plaza
910 Louisiana Street
Suite 410
Houston, TX 77002
Attention: Chuck Johnson

Telephone:	713-220-5662
Facsimile:	713-220-5650
Email: ctjohnson@comerica.com
Wachovia Bank, National Associatioon
John Elam
One Riverway
Houston, TX 77056
Phone 713-402-3603
Fax: 713-402-3636
Email: john.elam@wachovia.com
Bank of Texas, N.A.
Senior Vice President, Commercial Banking
5 Houston Center
1401 McKinney, Suite 1650
Houston, Texas 77010
Phone: 713-289-5855
Fax: 713-289-5825
Email: bbraddock@bankoftexas.com
Amegy Bank National Association
4400 Post Oak Parkway, POP 312
Houston, Texas 77027
Attention: Laif Afseth
Telephone: 713-232-1586
Facsimile: 713-232-8541
Email: laif.afseth@amegybank.com
Bank of America, N.A.
700 Louisiana St.
Houston, Texas 77002
Attention: William Griffin
Telephone: 713-247-7457
Facsimile:713-247-7748
Email: william.griffin@bankofamerica.com